PROSPECTUS SUPPLEMENT
(To Prospectus dated March 27, 2006)
$536,512,000
(Approximate)
CWALT, INC.
Depositor

GSC Capital Corp.
Sponsor
GSC Capital Corp. QRS Delaware Loan Holdings, Inc.
Seller
Countrywide Home Loans Servicing LP
Master Servicer
GSC Capital Corp. Mortgage Trust 2006-2
Issuing Entity
GSC Alternative Loan Trust Notes, Series 2006-2

Payments are payable on the 25th day of each month, beginning in July 2006
________________

Consider carefully the risk factors beginning on page S-15 in this prospectus supplement and on page 2 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, GSC Capital Corp., GSC Capital Corp. QRS Delaware Loan Holdings, Inc. or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The issuing entity will issue notes, including the following classes of notes being offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Initial Note Principal Balance(1)	Note Rate(2)
A-1	$453,840,000	Adjustable
A-2	$50,426,000	Adjustable
M-1	$8,129,000	Adjustable
M-2	$6,503,000	Adjustable
M-3	$4,064,000	Adjustable
M-4	$2,710,000	Adjustable
M-5	$2,710,000	Adjustable
M-6	$2,710,000	Adjustable
M-7	$2,710,000	Adjustable
M-8	$2,710,000	Adjustable
___________________

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of notes offered by this prospectus supplement are listed, together with their note rates and their initial ratings, in the tables under “Summary — Description of the Notes” that begin on page S-5 of this prospectus supplement.

The REMIC Class A Notes and Class M Notes, which shall be issued in exchange for the Offered Notes in the event of a TMP Trigger Event, are also offered hereby. If the REMIC Class A Notes and Class M Notes are issued, they will represent ownership interests in the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates, and such REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates are also offered hereby. You can find a description of these additional offered securities, and a description of a TMP Trigger Event and other conditions precedent to their issuance, under “REMIC Class A Notes and Class M Notes” and “Federal Income Tax Consequences” in this prospectus supplement.

The notes represent interests in a pool of adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement.

Credit Enhancement for the notes consists of overcollateralization and subordination. The credit enhancement for each class of notes varies. Not all credit enhancement is available for every class. The credit enhancement for the notes is described in more detail in this prospectus supplement.

The offered notes will also have the benefit of an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation	RBS Greenwich Capital

June 22, 2006

TABLE OF CONTENTS

Prospectus Supplement

SUMMARY
SUMMARY OF TRANSACTION PARTIES
RISK FACTORS
THE MORTGAGE POOL
THE ORIGINATORS
GREENPOINT UNDERWRITING GUIDELINES
THE SPONSOR AND THE SELLER
STATIC POOL DATA
SERVICING OF MORTGAGE LOANS
THE ISSUING ENTITY
THE OWNER TRUSTEE
DESCRIPTION OF THE NOTES
THE REMIC CLASS A NOTES AND REMIC CLASS M NOTES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
LEGAL PROCEEDINGS
AFFILIATIONS AND RELATED TRANSACTIONS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
USE OF PROCEEDS
LEGAL MATTERS
RATINGS
ANNEX A
ANNEX B
INDEX OF DEFINED TERMS

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT
RISK FACTORS
THE TRUST FUND
USE OF PROCEEDS
THE DEPOSITOR
LOAN PROGRAM
DESCRIPTION OF THE SECURITIES
CREDIT ENHANCEMENT
YIELD AND PREPAYMENT CONSIDERATIONS
THE AGREEMENTS
CERTAIN LEGAL ASPECTS OF THE LOANS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
OTHER TAX CONSIDERATIONS
ERISA CONSIDERATIONS
LEGAL INVESTMENT
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
INDEX TO DEFINED TERMS

 SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

The Notes

On the closing date, pursuant to an indenture between the issuing entity and The Bank of New York as indenture trustee, the issuing entity will issue the GSC Alternative Loan Trust Notes, Series 2006-2. The notes will be secured by the assets of the issuing entity.

The assets of the issuing entity will consist primarily of a pool of adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

The notes will represent non-recourse obligations of the issuing entity, and the property comprising the issuing entity will be the sole source of payments on the notes.

The beneficial ownership interest in the issuing entity will be represented by owner trust certificates which are not offered by this prospectus supplement.

See “Description of the Notes—General” in this prospectus supplement.

Issuing Entity

GSC Capital Corp. Mortgage Trust 2006-2, a Delaware statutory trust to be formed on or before the closing date by the depositor pursuant to a trust agreement between the depositor and the owner trustee, as amended and restated by the amended and restated trust agreement, to be dated as of June 23, 2006, among the depositor, the owner trustee and the certificate registrar and certificate paying agent. The principal office of the issuing entity will be located c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001.

See “The Issuing Entity” in this prospectus supplement.

Sponsor

GSC Capital Corp., a Maryland corporation and, assuming the proper election is made, a real estate investment trust, or REIT.

See “The Sponsor” in this prospectus supplement.

Seller

GSC Capital Corp. QRS Delaware Loan Holdings, Inc., a Delaware corporation and, assuming the proper election is made, a qualified REIT subsidiary of the sponsor. The seller will have acquired the mortgage loans from Countrywide Home Loans, Inc.

See “The Seller” in this prospectus supplement.

Originators

American Home Mortgage, GreenPoint Mortgage Funding Incorporated, Countrywide Home Loans, Inc. and Decision One Mortgage Company, LLC.

See “The Originators” in this prospectus supplement.

Master Servicer

Primary servicing of the mortgage loans will be done by the Countrywide Home Loan Servicing LP as master servicer.

See “The Master Servicer” in this prospectus supplement.

Indenture Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Notes—the Indenture Trustee” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

See “Description of the Notes — The Owner Trustee” in this prospectus supplement.

Swap Counterparty

Barclays Bank PLC., a public limited company registered in England and Wales.

See “Description of the Notes — The Swap Counterparty” in this prospectus supplement.

Indenture

The issuing entity will issue the notes pursuant to an indenture between the issuing entity and the indenture trustee.

Sale and Servicing Agreement

The depositor will transfer the mortgage loans to the issuing entity pursuant to a sale and servicing agreement among the depositor, the issuing entity, the seller, the master servicer and the indenture trustee.

Cut-off Date

With respect to each mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about June 23, 2006.

The Mortgage Loans

The mortgage pool will consist of adjustable rate, mortgage loans that are secured by first liens on one- to four-family properties. The mortgage loans included in the mortgage pool will be assets of the issuing entity. The mortgage pool is expected to consist of the statistical calculation pool described in this prospectus supplement and additional mortgage loans that will be included in the mortgage pool on the closing date. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool. However, the removal and inclusion of such mortgage loans and the addition of mortgage loans to the mortgage pool on the closing date will not materially alter the characteristics of the statistical calculation mortgage pool as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

See “The Mortgage Pool” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to the statistical calculation pool described below.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of the cut-off date. The aggregate stated principal balance of the statistical calculation pool as of the cut-off date is referred to as the statistical pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical pool principal balance.

As of the cut-off date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$541,930,050
Weighted Average Mortgage Rate	6.746%
Range of Mortgage Rates	5.125% - 8.875%
Average Current Principal Balance	$333,085
Range of Outstanding Principal Balances	$101,415 - $1,382,055
Weighted Average Original LTV	75.96%
Weighted Average Original Term to Maturity	360 months
Weighted Average Credit Risk Score	713
Weighted Average Remaining Term to Stated Maturity	358 months
Geographic Concentrations in excess of 10%:
California	49.21%
See “The Mortgage Pool” in this prospectus supplement.

Description of the Notes

The issuing entity will issue twelve classes of notes, ten of which are offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Note Principal Balance (1)	Tranche Type	Maturity Date (2)	Initial Rating (Moody’s) (3)	Initial Rating (Fitch) (3)	Initial Rating (S&P) (3)
Offered Notes
A-1	$453,840,000	Super Senior/Adjustable Rate	May 2036	Aaa	AAA	AAA
A-2	$50,426,000	Senior Support/Adjustable Rate	May 2036	Aaa	AAA	AAA
M-1	$8,129,000	Subordinate/Adjustable Rate	March 2036	Aa1	AA+	AA+
M-2	$6,503,000	Subordinate/Adjustable Rate	Feb 2036	Aa2	AA+	AA
M-3	$4,064,000	Subordinate/Adjustable Rate	Jan 2036	Aa3	AA	AA-
M-4	$2,710,000	Subordinate/Adjustable Rate	Dec 2035	A1	AA-	A+
M-5	$2,710,000	Subordinate/Adjustable Rate	Nov 2035	A2	A+	A
M-6	$2,710,000	Subordinate/Adjustable Rate	Sept 2035	A3	A	A-
M-7	$2,710,000	Subordinate/Adjustable Rate	July 2035	Baa1	A-	BBB+
M-8	$2,710,000	Subordinate/Adjustable Rate	March 2035	Baa2	BBB+	BBB

Non-Offered Securities(4)
B-1	$2,710,000	Subordinate/Adjustable Rate	July 2034	Baa3	BBB	BBB-
C	$2,708,050	Subordinate	N/A	N/R	N/R	N/R
Owner Trust Certificate	N/A	Residual	N/A	N/R	N/R	N/R
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The final payment on each Class of Notes could be significantly earlier than the Maturity Date as described under “Yield, Prepayment and Maturity Considerations - Maturity Date” in this prospectus supplement.

(3)
The offered notes will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the notes. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(4)
The Class B-1 and Class C Notes and the Owner Trust Certificate are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B-1 and Class C Notes and the Owner Trust Certificate is provided only to permit a better understanding of the offered notes.

The notes will also have the following characteristics:

Class	Interest Rate Before Optional Redemption Date	Interest Rate After Optional Redemption Date	Delay/Accrual Period	Interest Accrual Convention
Offered Notes
A-1	LIBOR + 0.180% (1)(2)	LIBOR + 0.360% (1)(2)	0 day/25th to 24th	Actual/360 (3)
A-2	LIBOR + 0.240% (1)(2)	LIBOR + 0.480% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-1	LIBOR + 0.300% (1)(2)	LIBOR + 0.450% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-2	LIBOR + 0.310% (1)(2)	LIBOR + 0.465% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-3	LIBOR + 0.320% (1)(2)	LIBOR + 0.480% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-4	LIBOR + 0.390% (1)(2)	LIBOR + 0.585% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-5	LIBOR + 0.410% (1)(2)	LIBOR + 0.615% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-6	LIBOR + 0.490% (1)(2)	LIBOR + 0.735% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-7	LIBOR + 1.000% (1)(2)	LIBOR + 1.500% (1)(2)	0 day/25th to 24th	Actual/360 (3)
M-8	LIBOR + 1.150% (1)(2)	LIBOR + 1.725% (1)(2)	0 day/25th to 24th	Actual/360 (3)

Non-Offered Securities
B-1	LIBOR + 2.250% (1)(2)	LIBOR + 3.375% (1)(2)	0 day/25th to 24th	Actual/360 (3)
C	N/A	N/A	N/A	N/A
Owner Trust Certificate	N/A	N/A	N/A	N/A
______________
(1)
The interest rate for the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes may adjust monthly and will be subject to an available funds rate and the maximum note rate, as described in this prospectus supplement under “Description of the Notes — Distributions — Distributions of Interest.” LIBOR refers to One-Month LIBOR for the related interest accrual period calculated as described in this prospectus supplement under “Description of the Notes — Calculation of One-Month LIBOR.”

(2)
If on any payment date, the interest rate for a class of adjustable rate notes is based on the available funds rate, each holder of the applicable notes will be entitled to receive the resulting shortfall first from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “Description of the Notes — Overcollateralization Provisions” and then from payments allocated to the issuing entity (if any) in respect of the swap contract as described in this prospectus supplement under “Description of the Notes — Distributions — Interest Rate Swap Contract.”

(3)
The interest accrual period for any payment date will be the period from and including the preceding payment date (or from and including the closing date, in the case of the first payment date) to and including the day prior to the current payment date.

See “Description of the Notes” in this prospectus supplement.

Designations

Designation	Class of Notes
Class A Note or Senior Notes:	Class A-1 and Class A-2 Notes.
Class M Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.
Subordinate Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes.
Adjustable Rate Notes or Swap Notes:	Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes
Offered Notes:	Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.

Record Date

For each class of offered notes, the business day immediately preceding a payment date, or if the offered notes are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

Denominations

The offered notes will be issued in minimum denominations of $25,000 and multiples of $1 in excess thereof.

Registration of Notes

The offered notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See “Description of the Notes—Book-Entry Notes” in this prospectus supplement.

Payment Dates

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each payment date, holders of the offered notes will be entitled to receive:

•	the interest that has accrued on their notes at the related note rate during the related accrual period on the note principal balance immediately prior to the applicable payment date; and

•	any interest due on a prior payment date that was not paid.

The related accrual period, interest calculation convention and note rate for each class of interest-bearing notes is shown in the table on page S-6.

For each class of subordinate notes, any interest carry forward amount (which is interest due on a prior payment date that was not paid on a prior payment date) will be payable from first, excess cashflow and second, from payments allocated to the issuing entity (if any) in respect of the swap contract, each as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Notes—Payments— Payments of Interest” in this prospectus supplement.

Principal Payments

On each payment date, noteholders will only receive a payment of principal on their notes if there is cash available on that date for the payment of principal. The manner of distributing principal among the classes of notes will depend on the priority of payments, which will differ, as described in this prospectus supplement, depending upon whether the related payment date occurs before the stepdown date, or on or after that date, and on the loss and delinquency performance of the mortgage loans.

See “Description of the Notes — Distributions — Distributions of Principal Distributable Amount” in this prospectus supplement.

Amounts Available for Distributions on the Notes

Amounts Available with respect to Interest Distributions

The amount available for interest payments on the notes on any payment date will generally consist of the following amounts (subject to the amounts to be netted as described below):

•	scheduled payments of interest on the mortgage loans collected during the applicable period less the related servicing fees;

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans; and

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal payments on the notes on any payment date will generally consist of the following amounts (subject to the amounts to be netted as described below):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased or purchased by the seller, the sponsor, Countrywide Home Loans or the master servicer, as applicable;

•	the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

•	all proceeds of any primary mortgage insurance policies or any other insurance policies with respect to the mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

•
excess cashflow (to the extent available) to restore or maintain the targeted overcollateralization level for the related class of notes as described under “Description of the Notes — Overcollateralization Provisions” in this prospectus supplement.

Fees and Expenses

The amounts available for distributions on the notes on any payment date generally will be net of the following amounts:

•
the servicing fee and additional servicing compensation (as described in this prospectus supplement under “Description of the Notes — Withdrawals from the Collection Account” and “—Withdrawals from the Payment Account”) due to the master servicer;

•	the indenture trustee fee due to the indenture trustee;

•	the owner trustee fee due to the owner trustee;

•
amounts reimbursed to the master servicer and the indenture trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which will be retained by the master servicer as additional servicing compensation);

•	all other amounts for which the depositor, Countrywide Home Loans, the master servicer, the indenture trustee or the owner trustee is entitled to be reimbursed; and

•	any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts net from the amount available for distribution to the noteholders will reduce the amount distributed to the noteholders.

Servicing Compensation

Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will range from 0.250% per annum to 0.375% per annum. The weighted average servicing fee rate as of the cut-off date, with respect to the mortgage loans included in the statistical pool, is (i) approximately 0.356% per annum during the initial fixed rate period of such mortgage loan and (ii) approximately 0.374% per annum after such mortgage loan begins to adjust.

Additional Servicing Compensation:

The master servicer will also be entitled to receive as additional servicing compensation amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees, prepayment charges and other similar charges and investment income earned on amounts on deposit in the certain of the issuing entity’s accounts.

Source and Priority of Payments:

Amounts in respect of servicing compensation will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the notes.

See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Notes — Withdrawals from the Collection Account” and “— Withdrawals from the Payment Account” in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any payment date, interest funds will be distributed in the following order:

•	concurrently to pay to each class of Class A Notes, current interest and interest carry forward amounts due to each class, pro rata based on their respective entitlements;

•	sequentially, in order of their seniority, to pay to each class of subordinate notes, the current interest due for each such class; and

•	the remainder to be included as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of paying principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

The “stepdown date” refers to the date on or after which the principal payment priorities change so that on any payment date on or after the stepdown date (and so long as no trigger event is in effect), instead of paying all amounts distributable as principal on the notes to the senior classes of notes until those senior classes are paid in full, a portion of those amounts distributable as principal will be paid to the subordinate notes.

The amount paid in respect of principal to each class of notes on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of notes. These amounts are described in more detail under “Description of the Notes — Distributions — Distributions of Principal Distribution Amount” in this prospectus supplement.

Trigger Events:

A “trigger event” refers to certain triggers related to the loss and delinquency performance of the mortgage loans. After the stepdown date, if certain trigger events are in effect, the priority of principal payments will revert to the payment priority prior to the stepdown date.

Generally, prior to the stepdown date or if a trigger event is in effect, all amounts distributable as principal on a payment date will be paid first to the senior notes, until the senior notes are paid in full, before any payments of principal are made on the subordinate notes.

The Stepdown Date:

The stepdown date for each class of notes will be the earlier to occur of:

•	the first payment date following the date on which the aggregate note principal balance of the senior notes (prior to distributions on such payment date) is reduced to zero; and

•	the later to occur of:

•	the payment date in July 2009 or

•
the first payment date following the date on which the aggregate note principal balance of the senior notes (after calculating anticipated principal payments on such payment date) is less than or equal to 86.10% of the aggregate stated principal balance of the mortgage loans for such payment date.

Events that Effect Payments of Principal

In general, on any payment date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

•	concurrently, to pay the principal distribution amount as principal to the Class A-1 and Class A-2 Notes, pro rata, in each case until the note principal balance thereof is reduced to zero;

•	sequentially, in order of their seniority, to pay the remaining amount as principal to each class of subordinate notes, until the note principal balance of each class is reduced to zero; and

•	to include the remaining principal distribution amount as part of the excess cashflow.

In general, on any payment date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount will be distributed in the following order:

•
concurrently, to pay as principal an amount up to the Class A principal distribution amount to the Class A-1 and Class A-2 Notes, pro rata based on their note principal balances, in each case until the note principal balance thereof is reduced to zero;

•
sequentially, in order of their seniority, to pay as principal an amount up to the subordinate class principal distribution amount for that class to each class of subordinate notes, until the note principal balance thereof is reduced to zero; and

•	to include the remaining principal distribution amount as part of the excess cashflow.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the notes after interest and principal payments have been made.

In general, on any payment date, the excess cashflow (if any) will be distributed in the following order:

•
to pay to each class of adjustable rate notes, in the same priority as described above with respect to payments of principal, the amount necessary to meet the overcollateralization target amount as a payment of principal;

•	sequentially, to reimburse the Class A-1 and Class A-2 Notes, in that order, for any unpaid realized loss amount allocated to such class;

•
to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, sequentially, in that order, in each case, first, as a payment of interest, any interest carry forward amount for that class and second, as a reimbursement, any unpaid realized loss amount allocated to that class, in that order;

•
to pay Net Rate Carryover first, to the Class A-1 and Class A-2 Notes, pro rata based on entitlement, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order; and

•	to the Class C Notes and Owner Trust Certificates, as specified in the indenture.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain notes against shortfalls in payments received on the mortgage loans. This transaction employs excess cashflow, overcollateralization, subordination of payments and allocation of realized losses as forms of credit enhancement.

Overcollateralization

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate note principal balance of the senior and subordinate notes by approximately $2,708,050. This amount is called “overcollateralization” and is approximately equal to the required initial level of overcollateralization required by the indenture.
On any payment date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the notes, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the notes because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average note rate on the notes, plus the weighted average expense fee rate, the effective rate at which the owner trustee fee is paid and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” with respect to any loan will be the sum of the related servicing fee rate and the indenture trustee fee rate and, if the mortgage loan is covered by a lender-paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the notes, and the issuing entity’s expenses, will be used to maintain or restore the required level of overcollateralization.

See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior notes and subordinate notes by the issuing entity is designed to increase the likelihood that senior noteholders will receive regular payments of interest and principal.

The Class A Notes will have a payment priority over the subordinate notes. With respect to the subordinate notes, the Class M Notes with a lower numerical designation will have a payment priority over Class M Notes with a higher numerical designation and all the Class M Notes will have a payment priority over the Class B-1 Notes.

Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate notes, beginning with the subordinate notes with the lowest payment priority. In addition, if the aggregate note principal balance of the subordinate notes has been reduced to zero as a result of the allocation of realized losses, any additional realized losses on the mortgage loans will be allocated sequentially to the Class A-2 and Class A-1 Notes, in that order, in each case until the note principal balance thereof is reduced to zero.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior notes. Realized losses are allocated to the subordinate notes, beginning with the subordinate notes with the lowest payment priority, until the note principal balance of that subordinate class has been reduced to zero. If the aggregate note principal balance of the subordinate notes has been reduced to zero, realized losses on the mortgage loans will be allocated sequentially to the Class A-2 and Class A-1 Notes, in that order, in each case until the note principal balance thereof is reduced to zero.

The Swap Contract

The adjustable-rate notes will also have the benefit of an interest rate swap contract. Countrywide Home Loans has entered into a swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each payment date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to one-twelfth of the product of (i) 5.4500% per annum and (ii) the lesser of (a) the swap contract notional balance for that payment date and (b) the aggregate note principal balance of the adjustable rate notes immediately prior to that payment date. In addition, on the business day preceding each payment date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that payment date and (b) the aggregate note principal balance of the adjustable rate notes immediately prior to that payment date, and (iii) the actual number of days in the related accrual period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the indenture trustee will be required to deduct from the available funds the amount of that excess and to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the issuing entity only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on adjustable rate notes, and to maintain or restore overcollateralization. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to GSC Capital Corp. QRS Delaware Real Estate Holdings, Inc. and will not be available to cover any amounts on any class of notes.

See “Description of the Notes — The Swap Contract” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

Each of the seller, the sponsor and Countrywide Home Loans, Inc. may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the noteholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

The purchase price for any mortgage loans repurchased or purchased by the seller, the sponsor, Countrywide Home Loans, Inc. or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

See “The Mortgage Pool — Assignment of the Mortgage Loans” and “Description of the Notes — Optional Purchase of Defaulted Loans” in this prospectus supplement and “Loan Program — Representations by the Seller and Countrywide; Repurchases” in the prospectus.

Optional Redemption

The seller may purchase all of the remaining assets of the issuing entity on any payment date on or after the aggregate principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the aggregate principal balance as of the cut-off date of the mortgage loans delivered to the issuing entity on the closing date. Any such purchase by the seller will result in the early retirement of the notes.

See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the offered notes will be characterized as indebtedness to a noteholder, other than a noteholder which owns, directly or indirectly 100% of the owner trust certificates, Class B-1 and Class C Notes (such owner trust certificates and the Class B-1 and Class C Notes, the equity securities), and not as representing ownership interests in the trust or equity interests in the issuing entity.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the trust certificates and the Class B-1 and Class C Notes are owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” GSC Capital Corp. represents that it will file with its federal income tax return for the year ending December 31, 2005 an election to be treated as a “real estate investment trust” and that it will own the trust certificates and the Class B-1 and Class C Notes indirectly through a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificates to ensure that they will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.”

In the event of a TMP Trigger Event, as defined in this prospectus supplement, one or more REMIC elections will be made at that time. See “Risk Factors” and “Material Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment” in the prospectus.

ERISA Considerations

The offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

SUMMARY OF TRANSACTION PARTIES

 RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Taxation of the Issuing Entity
It is anticipated that the issuing entity will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the closing date 100% of the owner trust certificates and the Class B-1 and Class C Notes will be acquired by GSC Capital Corp., directly or indirectly through one or more qualified REIT subsidiaries (within the meaning of Section 856(i) of the Code) thereof or one or more entities disregarded as entities separate from GSC Capital Corp. or its qualified REIT subsidiaries. On the closing date, GSC Capital Corp. will represent that (i) it will file with its federal income tax return for its taxable year ending December 31, 2005 an election to be a real estate investment trust within the meaning of section 856(a) of the Code, or REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT, (iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, (iv) as of the closing date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from GSC Capital Corp. or a qualified REIT subsidiary thereof, 100% of the owner trust certificates and the Class B-1 and Class C Notes, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of GSC Capital Corp. or as an entity disregarded as an entity separate from GSC Capital Corp. or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the Notes are outstanding or (b) the date on which GSC Capital Corp. has transferred 100% of the owner trust certificates and the Class B-1 and Class C Notes (other than any Class of Notes with respect to which a “will be debt” opinion has been rendered to the issuing entity by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the indenture and the trust agreement). So long as 100% of (i) the owner trust certificates and (ii) the Class B-1 and Class C Notes not characterized as indebtedness for federal income tax purposes (the securities referred to in the immediately preceding clauses (i) and (ii) collectively referred to in this prospectus supplement as the “Equity Securities”) are owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the issuing entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuing entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the Indenture, no transfer of the owner trust certificates or the Class B-1 and Class C Notes (other than any Class of Notes with respect to which a “will be debt” opinion has been rendered to the issuing entity by nationally recognized tax counsel) will be permitted, except that (i) 100% of such owner trust certificates and the Class B-1 and Class C Notes may be transferred in a single transaction to another entity that qualifies as a REIT, directly or by transfer to one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) such owner trust certificates and the Class B-1 and Class C Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the parties thereto as secured indebtedness for federal income tax purposes, and such owner trust certificates and the Class B-1 and Class C Notes may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, without regard to the single entity restriction in clause (i) above. For the avoidance of doubt, any Class of Notes with respect to which a “will be debt” opinion has been rendered to the issuing entity by nationally recognized tax counsel will not be subject to the foregoing transfer restrictions. In the event that federal income taxes are imposed on the issuing entity, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Issuing Entity, with a consequential redemption of the offered notes at an earlier time than anticipated.

Taxation of the Issuing Entity After a TMP Trigger Event
To avoid the adverse tax consequences of any recharacterization of the issuing entity as a taxable mortgage pool that is a taxable corporation, the trust agreement and the Indenture will provide that if the issuing entity becomes a taxable mortgage pool that is subject to federal income tax as a corporation (a “TMP Trigger Event”), subject to certain provisions, the master servicer, on behalf of the indenture trustee, will undertake certain steps, including the following: the master servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent; the indenture trustee will cause certain of the remaining assets of the issuing entity to be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC certificates to be issued by the Underlying REMIC Trust; the indenture trustee will cause the Issuing Entity to make a REMIC election with respect to those REMIC certificates (the “Trust REMIC”) and to issue new notes secured by those REMIC certificates (which new notes would represent ownership of REMIC regular interests in the Trust REMIC); and the new notes will be transferred to beneficial owners of offered notes in exchange for their offered notes.

Solely for federal income tax purposes, each new note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to (i) receive payments in respect of net rate carryover and (ii) the obligation to make payments to the swap account. The economic attributes and entitlements of each such REMIC regular interest and related contractual right would, in the aggregate, be substantially identical to those of the offered note for which they would be exchanged. Nevertheless, the beneficial owner of each offered note would recognize gain or loss on the exchange in an amount equal to the difference, if any, between such beneficial owner’s adjusted basis in the offered note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor.

All offered noteholders are advised to see “Federal Income Tax Consequences” in this prospectus supplement for further discussion of the federal income tax consequences relating to this exchange, the allocation of tax basis in the new note between the two components described above and the federal income tax consequences relating to the ownership of the contractual right to receive payments in respect of net rate carryover. Offered noteholders are also advised to see “Federal Income Tax Consequences” in the base prospectus for a discussion of the anticipated federal income tax consequences relating to the purchase, ownership and disposition of REMIC regular interests. For a discussion of the REMIC Notes and related risks see “The REMIC Notes” in this prospectus supplement.

The Subordinate Notes Have a Greater Risk of Loss than Senior Notes and Subordination May Not Be Sufficient to Protect Senior Notes from Losses

When certain classes of notes provide credit enhancement for other classes of notes this is sometimes referred to as “subordination.” The subordination feature is intended to enhance the likelihood that senior noteholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “subordinate classes” means:

•      with respect to the Class A Notes, the subordinate notes;
•      with respect to each class of notes having an “M” designation, (i) each other class of notes having an “M” designation and a higher numerical designation than such class, if any, and (ii) the Class B-1 Notes.

Credit enhancement in the form of subordination will be provided for the more senior notes, first, by the right of the holders of the more senior notes to receive certain payments of principal and interest, as applicable, prior to the more subordinate classes and, second, by the allocation of realized losses to the more subordinate classes. This form of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the more subordinate classes to pay amounts due on the more senior classes. Excess cash flow and collections otherwise payable to the more subordinate classes will comprise the sole source of funds from which such credit enhancement is provided to the more senior notes, except that the adjustable rate notes may benefit from net swap payments. Realized losses are allocated to the subordinate notes, beginning with the subordinate notes with the lowest payment priority, until the principal balance of that subordinate class has been reduced to zero. This means that realized losses on the mortgage loans not covered by excess interest or any overcollateralization will first be allocated to the Class B-1 Notes until the note principal balance of the Class B-1 Notes has been reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinate notes, until the note principal balance of that class of subordinate notes has been reduced to zero. In addition, if the aggregate note principal balance of the subordinate notes is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocated sequentially to the Class A-2 and Class A-1 Notes, in that order, in each case until the note principal balance thereof is reduced to zero.
You should fully consider the risks of investing in a subordinate note, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in senior notes should consider the risk that the subordination of the subordinate classes may not be sufficient to protect these notes from losses.
See “Description of the Notes” in this prospectus supplement.

Overcollateralization and Excess Interest May Not Be Sufficient to Protect Notes from Losses on the Mortgage Loans

The amount by which the sum of the aggregate stated principal balance of the mortgage loans exceeds the aggregate note principal balance of the senior and subordinate notes is called “overcollateralization.” The mortgage loans are expected to generate more interest than is needed to pay interest on the notes and to make any net swap payment payable to the swap counterparty because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average note rate on the notes plus the expense fee rate, the effective rate at which the owner trustee fee is paid and the effective rate at which any net swap payments may be payable to the swap counterparty. This “excess interest” will be used to make additional principal payments on the notes to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to noteholders by absorbing the notes’ share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to create or maintain or restore the required levels of overcollateralization.
The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. The amount of interest received, collected or recovered will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the mortgage loans. Because the amount of excess interest available may vary and because the note rates on the notes may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

Difference Between Mortgage Rates and Note Rates May Reduce Excess Interest

The note rate on each class of adjustable rate notes may adjust monthly and is generally based on one-month LIBOR. The mortgage rates on the mortgage loans generally adjust monthly based on one-month LIBOR, semi-annually based on six-month LIBOR, annually based on one-year LIBOR or annually based on one-year CMT, each of which is referred to as a mortgage index, and are subject to a maximum mortgage rate. However, with respect to approximately 0.28%, 0.41%, 1.90%, 12.61%, 23.40%, 20.39% and 41.01% of the statistical calculation pool mortgage loans, by principal balance as of the cut-off date, the related interest rates are initially fixed for a period of one month, three months, six months, one year, two years, three years, and five years, respectively, after origination before they begin to adjust. Because each mortgage index may respond to different economic and market factors than one-month LIBOR and because in some instances the interest rate on a mortgage loan is fixed for a period of time, there is not necessarily a correlation between the interest rates on the mortgage loans and the pass-through rates of the adjustable rate notes. For example, it is possible that the interest rates on certain of the mortgage loans may decline while the note rates on the adjustable rate notes are stable or rising. In addition, although it is possible that both the mortgage rates on the mortgage loans and note rates may decline or increase during the same period, because of the difference between interest rate adjustment periods and note rate adjustment periods, mortgage rates on the mortgage loans may decline or increase more slowly than the note rates.

Available Funds Rate Puts a Limit on the Note Rate of the Notes

The absence of a correlation between movement in the mortgage rates and the note rates may reduce the interest payable on the adjustable rate notes because of the imposition of a note rate cap called the “Available Funds Rate.” In addition, prepayments of mortgage loans with relatively higher mortgage rates may also reduce the available funds rate cap and consequently reduce the note rate for one or more classes of adjustable rate notes. The amount by which a noteholder's interest payment has been reduced by operation of the Available Funds Rate, also referred to as the net rate carryover, will be paid from excess cashflow (if any) remaining as described in this prospectus supplement. In addition, prior to the swap contract termination date, the adjustable rate notes will also be entitled to receive any unpaid net rate carryover from net swap payments paid to the issuing entity to the extent that any net swap payment is available for this purpose in the order of priority described in this prospectus supplement. However, we cannot assure you that any such funds from excess cashflow or the swap contract will be available, or sufficient, to make any such payments. The ratings assigned to the adjustable rate notes do not cover the likelihood of payment of net rate carryover.

Risks Regarding the Swap Contract
Any amounts received by the swap contract administrator from the swap counterparty under the swap contract for the benefit of noteholders will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, to maintain overcollateralization and to reimburse noteholders for unpaid realized loss amounts, in each case with respect to the adjustable rate notes. However, no amounts will be payable by the swap counterparty unless the payment owed by the swap counterparty on a payment date exceeds the payment owed to the swap counterparty with respect to that payment date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 5.4500%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover unpaid interest, net rate carryover and losses allocated to the noteholders. Any net swap payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to noteholders, and may reduce the note rates of the adjustable rate notes. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate note principal balance of the adjustable rate notes. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate note principal balance of the adjustable rate notes thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the issuing entity to cover the amounts described above. Furthermore, for so long as one-month LIBOR is less than 5.4500% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the adjustable rate notes will be used to pay the net swap payments due to the swap counterparty. In addition, any swap termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) will reduce amounts available for distribution to holders of the adjustable rate notes.
Upon early termination of the swap contract, the swap counterparty or the swap contract administrator, may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related payment date, and on any subsequent payment dates until paid in full, prior to distributions to holders of the adjustable rate notes. This feature may result in losses on the adjustable rate notes. Due to the priority of the applications of the available funds, the subordinate notes will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior notes and one or more classes of subordinate notes may suffer a loss as a result of that payment.

To the extent that distributions on the adjustable rate notes depend in part on payments to be received from the swap counterparty, the ability of the indenture trustee to make distributions on those notes will be subject to the credit risk of the swap counterparty. Thus, payments of these amounts involve counterparty risk. The credit ratings of the swap counterparty as of the date of this prospectus supplement are lower than the ratings assigned to the senior notes. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the adjustable rate notes may be qualified, reduced or withdrawn. As a result, the value and marketability of those notes may be adversely affected. See “Description of the Notes—The Swap Contract” and “ —The Swap Counterparty” in this prospectus supplement.

Prepayments on the Mortgage Loans Are Unpredictable and Could Adversely Affect Your Yield and Reinvestment

No one can accurately predict the level of prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:
•  general economic conditions,
•  the level of prevailing interest rates,
•  the availability of alternative financing,
•  the applicability of prepayment charges, and
•  homeowner mobility.
Any mortgage loan may be prepaid in full or in part at any time; however, approximately 34.09% of the mortgage loans by principal balance of the mortgage loans in the statistical calculation pool provide for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

The weighted average lives of the offered notes will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans, which may fluctuate significantly from time to time.

You should note that:
•  generally, if you purchase your notes at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate,
•  your yield will also be sensitive to:
(1)   the level of one-month LIBOR,

(2)   the timing of adjustment of the note rate on your note as it relates to the interest rates on the mortgage loans and the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3)   the level of one-month LIBOR relative to the rate at which the fixed payment is made to the swap counterparty, and

(4)   other limitations on the note rate of the notes as described further in this prospectus supplement, and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.
Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans

Approximately 0.17%, 0.10%, 29.95% and 47.96% of the mortgage loans in the statistical calculation pool in, by stated principal balance of the mortgage loans in the statistical calculation pool, require monthly payments of only accrued interest for the first two, three, five or ten years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, borrowers may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•  no principal distributions will be made to noteholders from interest-only loans during their interest-only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

•  during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•  as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•  interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

• if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.
Geographic Concentration of Mortgaged Properties in Certain States Increases the Impact that Events in Those States Could Have On The Notes

The tables in Annex A related to the state distribution of the mortgaged properties for the mortgage loans in the statistical calculation pool set forth the geographic concentration of the mortgaged properties. Property in California is more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters. In addition:

•  economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•  declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

•  any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the Mortgage Loans Were Originated with Second Liens in Place

With respect to approximately 75.70% of the mortgage loans in the statistical calculation pool in, by stated principal balance of the mortgage loans in the statistical calculation pool, at the time of origination of the first lien mortgage loan, a second lien mortgage loan was also in place. The weighted average loan-to-value ratio at origination of the first lien on these mortgage loans is approximately 77.05% and the weighted average combined loan-to-value ratio at origination of these mortgage loans (including the second lien) is approximately 96.29%. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee might affect the ability to find a replacement master servicer. Although the indenture trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the indenture trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the indenture trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Hurricane Katrina May Pose Special Risks
At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair In the event of a breach of that representation and warranty, the seller will be obligated to repurchase or substitute for the related mortgage loan, provided, however, that if the seller fails to repurchase or substitute for the related mortgage loan, the sponsor will be obligated to repurchase or substitute for the related mortgage loan; provided, further, that if that if the sponsor fails to repurchase or substitute for the related mortgage loan, Countrywide Home Loans, Inc. will be obligated to repurchase or substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the notes. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•  localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,
•  regional interruptions in travel and transportation, tourism and economic activity generally, and
•  nationwide decreases in petroleum availability with a corresponding increase in price.
We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Limited Recourse To Sponsor, the Seller and Countrywide

The only obligations of the seller, the sponsor and Countrywide to the issuing entity arise from certain representations and warranties made by the seller in connection with the sale of the mortgage loans. If these representations and warranties turn out to be untrue, the sponsor, the seller or Countrywide may be required to repurchase some of the mortgage loans. If the seller, the sponsor or Countrywide were required to repurchase a mortgage loan because of a breach of a representation in the sale and servicing agreement and that party does not have the financial ability to do so, it will be unable to make the required repurchase. If the seller, the sponsor or Countrywide is obligated to repurchase a mortgage loan and fails to do so, you may suffer a loss.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of June 1, 2006, concerning a pool of mortgage loans that CWALT, Inc. (the “Depositor”) believes is representative of the mortgage loans to be included in the Issuing Entity. This pool of mortgage loans is referred to as the “Statistical Calculation Pool,” and the mortgage loans are referred to as the “Statistical Calculation Pool Mortgage Loans.” It is expected that additional Mortgage Loans will be included in the Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Mortgage Pool and therefore may not be included in the Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Mortgage Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although the variance will not be material.

A detailed description (the “Detailed Description”) of the pool of mortgage loans (the “Mortgage Loans”) to be included in the Issuing Entity on the Closing Date (the “Mortgage Pool”) will be filed on Form 8-K with the SEC after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in material characteristics of the Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the later of (x) June 1, 2006 and (y) the date of origination of each such Mortgage Loan (the “Cut-off Date”). The aggregate of the Stated Principal Balances of these Mortgage Loans is referred to as the “Cut-off Date Pool Principal Balance” and the Stated Principal Balance of any Mortgage Loan as of the Cut-off Date is referred to as the “Cut-off Date Principal Balance.” The Detailed Description will include the information in the same categories that are presented in Annex A with respect to the Statistical Calculation Pool.

The Statistical Calculation Pool consists of approximately 1,627 Mortgage Loans. The aggregate Stated Principal Balance of the Mortgage Loans included in the Statistical Calculation Pool as of the Cut-off Date is approximately $541,930,050 (the “Statistical Pool Principal Balance”). The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Mortgage Pool as will be constituted on the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool will vary. See “— The Statistical Calculation Pool” below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Pool Principal Balance.

All of the Mortgage Loans to be included in the Issuing Entity will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties in the Statistical Calculation Pool are located in 40 states and the District of Columbia.

The Mortgage Loans, other than Balloon Loans (as defined below), will provide for the full amortization of the amount financed over a series of monthly payments, and will provide for payments due on various days of each month. The Mortgage Loans to be included in the Issuing Entity will have been purchased by GSC Capital Corp. QRS Delaware Loan Holdings, Inc. (the “Seller”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans”).

Scheduled monthly payments made by the mortgagors on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. The Mortgage Notes generally will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered “delinquent” if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due. None of the Mortgage Loans will be more than one payment delinquent on a contractual basis as of the Cut-off Date and none of the Mortgage Loans have been delinquent 30 or more days since origination.

Any Mortgage Loan may be prepaid in full or in part at any time; however some of the Mortgage Loans may provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to such Mortgage Loans. Approximately 34.09% of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, provide for the payment of prepayment charges. Generally, a prepayment charge will apply to prepayments made within from six months to five years, depending on the terms of the Mortgage Loan, from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of the percentage of the original balance of the Mortgage Loan specified in the related Mortgage Note, although the Mortgage Notes related to certain of the Mortgage Loans may provide for a different method for calculating the prepayment charges. All prepayment charges will be retained by the Master Servicer as additional servicing compensation and will not be available for distributions on the Offered Notes. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note.

The Seller will make all of the representations specified in the prospectus under “Loan Program— Representations by Sellers; Repurchases” with respect to all of the Mortgage Loans. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

Each of the Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note, referred to as an “Adjustment Date”), to equal the sum, rounded to the nearest 0.125%, of:

(1) (i) the average of the London interbank offered rates for one-month U.S. dollar deposits in the London market (“1-month LIBOR”), (ii) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market (“6-month LIBOR”), (iii) the average of the London interbank offered rates for twelve-month U.S. dollar deposits in the London market (“12-month LIBOR”)or (iii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (“1-Year CMT”), each generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Mortgage Index”), and

(2) a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

 In addition, certain of the mortgage loans included in the Mortgage Pool will be mortgage loans that only require the related mortgagor to pay interest on the principal balance of the mortgage loan for either the first two, three, five or ten years after its origination, but require that the entire principal balance of the mortgage loan be fully amortized over the related remaining term of the mortgage loan following such interest only period (such mortgage loans are referred to in this prospectus supplement as “Interest-Only Mortgage Loans”). The mortgage rate at which interest is calculated during the period in which only payments of interest are due may be fixed or adjustable or initially fixed and then adjustable. Approximately 0.17%, 0.10%, 29.95% and 47.96% of the Mortgage Loans in the Statistical Calculation Pool, by aggregate Stated Principal Balance as of the Cut-off Date, require monthly payments of only accrued interest for the first two, three, five or ten years, respectively, after origination.

Certain of the Mortgage Loans included in the Mortgage Pool will be “Balloon Loans” that provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. Approximately 0.54% of the Mortgage Loans in the Statistical Calculation Pool, by aggregate Stated Principal Balance as of the Cut-off Date, are Balloon Loans.

Many of the Mortgage Loans in the Statistical Calculation Pool are “Hybrid Mortgage Loans”, meaning that for a period following origination the Mortgage Rate is fixed and following the termination of such period the Mortgage Rates becomes subject to adjustment based on the related Mortgage Index described below. Many of the Mortgage Loans included in the Mortgage Pool will be Hybrid Mortgage Loans. The following tables summarize these characteristics of the mortgage loans including the Hybrid Mortgage Loans that will be included in the Mortgage Pool and the percentage of such mortgage loans included in the Statistical Calculation Pool.

Type	Initial Fixed Rate Period	Base Index	Periodic Rate Adjustment Period	Percentage included in Statistical Calculation Pool
1M LIBOR Mortgage Loans	none	1-month LIBOR	1 mo.	0.68%
6M LIBOR Mortgage Loans	none	6-month LIBOR	6 mos.	1.90%
12M LIBOR Mortgage Loans	none	12-month LIBOR	12 mos.	3.89%
1Y CMT Mortgage Loans	none	1-Year CMT	1 year	8.72%
2/28 - 6M LIBOR Mortgage Loans	2 years	6-month LIBOR	6 mos.	23.01%
2/28- 12M LIBOR Mortgage Loans	2 years	12-month LIBOR	1 year	0.39%
3/27- 6M LIBOR Mortgage Loans	3 years	6-month LIBOR	6 mos.	20.18%
3/27 -12M LIBOR Mortgage Loans	3 years	12-month LIBOR	1 year	0.21%
5/25 -6M LIBOR Mortgage Loans	5 years	6-month LIBOR	6 mos.	28.49%
5/25- 12M LIBOR Mortgage Loans	5 years	12-month LIBOR	1 year	12.28%
5/25 - Y1 CMT Mortgage Loans	5 years	1-year CMT	1 year	0.23%

Except with respect to Interest-Only Mortgage Loans and Balloon Loans, effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” of a Mortgage Loan is equal to:

(1) the principal balance of the Mortgage Loan at the date of origination, divided by

(2) the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1) the appraised value based on an appraisal made at the time of the origination of the related Mortgage Loan, and

(2) the sales price of the Mortgaged Property at the time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of the Cut-off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-off Date and to the payment of principal due on the Cut-off Date and irrespective of any delinquency in payment by the related mortgagor or (2) any Payment Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Payment Date (or, in the case of the first Payment Date, from the Cut-off Date) to and including the 15th day of the month in which the Payment Date occurs (each a “Prepayment Period”) and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. A “Determination Date” means with respect to any Payment Date, the 15th day of the month of the Payment Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

With respect to some of the Mortgage Loans, the lender (rather than the borrower) will have acquired primary mortgage guaranty insurance and charged the related borrower an interest premium. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or prohibited by law. Approximately 0.13% of the Mortgage Loans in the Statistical Calculation Pool, by aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool, have lender-paid primary mortgage guaranty insurance policies.

The Statistical Calculation Pool

The statistical information presented in this prospectus supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool reflects Mortgage Loans as of June 1, 2006. The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of the Mortgage Loans included in the Statistical Calculation Pool as of the Cut-off Date. Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex A hereto.

Historical Delinquency and Loss Information

The following tables set forth the historical delinquency experience of the Statistical Calculation Pool. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan or (2) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Never Delinquent	0	$0	0.00%
30-59 Days	1	411,346	0.08
60-89 Days	0	0	0.00
90-119 Days	0	0	0.00
Total	1	$411,346	0.08%

A Mortgage Loan will be “delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

Assignment of the Mortgage Loans

Pursuant to the Sale and Servicing Agreement dated as of June 1, 2006 (the “Sale and Servicing Agreement”), among the Seller, the Sponsor, the Master Servicer, the Issuing Entity, the Indenture Trustee, the Depositor and Countrywide Home Loans, on the Closing Date the Seller will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor all right, title and interest of the Seller in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Issuing Entity, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date. Pursuant to the Amended and Restated Trust Agreement to be dated as of June 23, 2006 (the “Trust Agreement”) among the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and The Bank of New York, as certificate registrar and paying agent (the “Certificate Registrar” and “Paying Agent”), the Depositor will deposit the assets in the Issuing Entity. Pursuant to the Indenture to be dated as of June 23, 2006 (the “Indenture”), between the Issuing Entity and The Bank of New York, as indenture trustee (the “Indenture Trustee”), the Issuing Entity on the Closing Date will pledge to the Indenture Trustee in trust for the benefit of the Noteholders all right, title and interest of the Issuing Entity in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Issuing Entity, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date.

In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Indenture Trustee (collectively constituting the “Indenture Trustee’s Mortgage File”) with respect to each Mortgage Loan:

(1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of ____________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) (the “Mortgage Note”) or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

(2) the original recorded Mortgage or a copy of such instrument;

(3) a duly executed assignment of the Mortgage to “The holders of GSC Alternative Loan Trust Notes, Series 2006-2, The Bank of New York, as indenture trustee under the Indenture dated as of June 23, 2006, between the indenture trustee and GSC Capital Corp. Mortgage Trust 2006-2., without recourse,” in recordable form, as described in the Sale and Servicing Agreement;

(4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of the Mortgage or copies thereof, except for any documents not returned from the public recording office, which will be delivered to the Indenture Trustee as soon as the same is available to the Depositor;

(5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(6) the original or duplicate original lender’s title policy and all riders thereto or, in the event the original title policy has not been received from the insurer, the original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the Issuing Entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Sale and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Indenture Trustee’s Mortgage Files:

(A) not later than the Closing Date, with respect to at least 50% of the Mortgage Loans;

(B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Mortgage Loans; and

(C) not later than thirty days after the Closing Date, with respect to the remaining Mortgage Loans.

Assignments of the Mortgage Loans to the Indenture Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Indenture Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Indenture Trustee’s Mortgage File is maintained in the possession of the Indenture Trustee in one of the states to which the exception applies. In the event an assignment is delivered to the Indenture Trustee in blank and the related Indenture Trustee’s Mortgage File is released by the Indenture Trustee pursuant to applicable provisions of the Sale and Servicing Agreement, the Indenture Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. In the event recording the assignment of the Mortgage Loan is required to protect the interest of the Indenture Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Indenture Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Indenture Trustee’s receipt of any document permitted to be delivered after the Closing Date) and the Indenture Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the Notes in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Indenture Trustee is required to notify the Master Servicer, the Seller, the Sponsor and Countrywide Home Loans in writing. If the Seller cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Indenture Trustee, the Seller is required to repurchase the related Mortgage Loan from the Issuing Entity at a price (the “Purchase Price”) equal to the sum of:

(i)    100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of the purchase,

(ii)   accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to noteholders, and

(iii)  any costs, expenses and damages incurred by the Issuing Entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

If the Seller fails to cure or repurchase the Mortgage Loan as described in the paragraph above, the Sponsor will be obligated to do so. If the Sponsor fails to cure or repurchase the Mortgage Loan as described in the paragraph above, Countrywide Home Loans will be obligated to do so.

Rather than repurchase the Mortgage Loan as provided above, the Seller, the Sponsor or Countrywide Home Loans, as the case may be, may remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Issuing Entity and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, upon the occurrence of a TMP Trigger Event and subsequent to any REMIC elections, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Indenture Trustee or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Sale and Servicing Agreement:

(1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by the Seller, the Sponsor or Countrywide Home Loans, as applicable, to the Master Servicer and deposited by the Master Servicer in the Collection Account not later than the succeeding Determination Date and held for distribution to the holders of the Notes on the related Payment Date),

(2) have a Maximum Mortgage Rate specified in its related Mortgage Note (the “Maximum Mortgage Rate”) not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3) have a minimum Mortgage Rate specified in its related Mortgage Note (the “Minimum Mortgage Rate”) not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4) have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

(8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9) not permit conversion of the Mortgage Rate from a variable rate to a fixed rate,

(10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11) have the same occupancy type and lien priority as the Deleted Mortgage Loan, and

(12) comply with all of the representations and warranties set forth in the Sale and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the noteholders, the Indenture Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

THE ORIGINATORS

General

The Mortgage Loans will be acquired by the Depositor from the Seller. The Mortgage Loans were originated by Countrywide Home Loans or acquired from various other originators (each an “Originator”). Originators which have originated more than 10% of the Mortgage Loans included in the Statistical Calculation Pool (measured by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans) are limited to GreenPoint Mortgage Funding Incorporated, American Home Mortgage Corp., Decision One Mortgage Company and Countrywide Home Loans, Inc. which originated approximately 24.90%, 24.66%, 20.09% and 19.25% of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans), respectively.

The Mortgage Loans that will be transferred to the Issuing Entity other than those originated or acquired by GreenPoint Mortgage Funding Incorporated, American Home Mortgage Corp., Decision One Mortgage Company and Countrywide Home Loans, Inc. have been originated or acquired in accordance with the procedures set forth in the prospectus under “Loan Program - Underwriting Process.”

Countrywide Home Loans, Inc.

Approximately 19.25% of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, were originated by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Mortgage Loan Program — Underwriting Process” in the prospectus.

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

	Ten Months	Years Ended December 31,				Three Months
	Ended					Ended
	December 31,					March 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$32,068
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$48,204
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$2,878
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$11,063
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$9,205
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$103,418
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$183,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	50%
_________

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Countrywide Home Loans Underwriting Process

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). Approximately 8.71% of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest only 3/1 Mortgage Loan or 3/27 Mortgage Loan or an interest only or fully amortizing 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, Countrywide Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum. Approximately 6.37% of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, have been originated by Countrywide Home Loans under the Reduced Documentation Program where the debt-to-income ratios were not calculated as described above.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is 95%.

None of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

None of the Mortgage Loans in the Statistical Calculation Pool, by principal balance of the Mortgage Loans in the Statistical Calculation Pool, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

American Home Mortgage Corp.

American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of ARM loans for the past three years and for the quarter ended March 31, 2006:

Short Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	9,652	21,858	28,177	10,458
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$4,021,135,047
Long Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	7,364	19,282	42,559	8,143
Principal Balance	$1,651,545,617	$4,611,088,818	$11,228,861,541	$2,377,361,891

With respect to the table above, a short reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

GreenPoint Mortgage Funding Incorporated

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

(i) Residential Mortgage Loan Production Table

Loan Type	2003	2004	2005	2006 Q1
Alt A and Specialty
Number of Loans	56,702	65,284	67,707	13,752
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	4,034,288,749
Percent Adjustable	19%	67%	84%	78%
Percent of Total Dollar Volume	30%	37%	45%	52%

Agency
Number of Loans	28,460	10,975	12,408	2,108
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$480,214,325
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	6%

Jumbo
Number of Loans	53,106	53,522	41,614	5,860
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	2,254,652,746
Percent Adjustable	69%	84%	74%	77%
Percent of Total Dollar Volume	50%	44%	35%	29%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	14,847
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	1,002,614,650
Percent Adjustable	96%	97%	95%	91%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	36,567
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	7,771,770,470
Average Loan Amount	$212,838	$186,302	$207,100	212,535
Non-Purchase Transactions	66%	52%	52%	58%
Adjustable Rate Loans*	47%	75%	76%	75%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

  GreenPoint Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

Decision One Mortgage Company

General. Decision One Mortgage is a wholly-owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as Alt a lending options, and non-conforming or sub-prime loans. Decision One Mortgage commenced lending operations on May of 1996. It is headquartered in Charlotte, North Carolina.

Decision One Mortgage originates and purchases loans through its wholesale network of 19,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the branch network. For the twelve months ending December 31, 2004, Decision One Mortgage’s wholesale division originated approximately $12.6 billion in mortgages, and in 2005 through December 31, 2005 it originated approximately $16.9 billion. As of December 31, 2005, Decision One Mortgage employs 1,537 associates.

Underwriting Guidelines. Mortgage loans originated or acquired by Decision One Mortgage, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the “Decision One Underwriting Guidelines”). The following is a general summary of the Decision One Underwriting Guidelines believed to be generally applied, with some variation, by Decision One Mortgage.

The Decision One Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While Decision One Mortgage’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, Decision One Mortgage also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property.

The mortgage loans will have been originated in accordance with the Decision One Underwriting Guidelines. On a case by case basis, exceptions to the Decision One Underwriting Guidelines are made where compensating factors exist.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Decision One Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the Decision One Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, Decision One Mortgage reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Decision One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Decision One Mortgage’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $750,000. The Decision One Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

The Decision One Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The income documentation required for Decision One Mortgage’s various programs is as follows: under the full documentation program, applicants are required to submit one form of verification from their employer(s) of stable income for at least 24 months; under the Bank Statement and Lite documentation programs, applicants are required to submit verification of stable income for a least 24 months along with consecutive and complete personal checking account bank statements; and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application/form 1003 if the applicant meets certain criteria. All the abovementioned programs require telephone verification of all the applicants’ employment.

In evaluating the credit quality of borrowers, Decision One Mortgage utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The Decision One Underwriting Guidelines are divided into two major matrices. Below is a description of each matrix.

Core

Decision One Mortgage’s Core product is Decision One Mortgage’s all inclusive Alt-A offering and traditional Sub Prime lending options.

•	A+ grade offers Alt-A product offerings and competitive pricing for high FICO borrowers.

•	A through C grades provide lending options for the Sub Prime borrower with reductions in LTVs to offset FICO scores.

Portfolio Plus

Portfolio Plus combines the best features Decision One offers with high LTV and niche features.

•	All credit grades targeted for the borrower with proven payment ability by requiring credit depth and limited slow pay mortgage.

•	Matrix provides High LTV and niche product solutions for borrowers.

General Underwriting Procedures and Credit Risk Management

In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

•	Verbal verifications by a Decision One Mortgage employee of employer and home phone numbers.

•	External data integrity score that validates name, address, employment and social security number.

•  Automated valuation tools to ensure collateral and integrity of the appraisal.

Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

Exceptions: As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service to income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, stable employment, and longevity of current residence ownership.

THE SPONSOR AND THE SELLER

GSC Capital Corp. will be the sponsor of the transaction (the “Sponsor”) and will sell the Mortgage Loans through GSC Capital Corp. QRS Delaware Loan Holdings, Inc. (the “Seller”) indirectly to the Issuing Entity. The Sponsor is a Maryland corporation which was formed in May 2005. The Seller is a Delaware corporation and a wholly owned subsidiary of the Sponsor.

The Sponsor intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The Sponsor’s objective is to provide attractive risk-adjusted returns to its investors through a combination of dividends and capital appreciation. The Sponsor intends to achieve this objective by opportunistically investing in a broad class of financial assets to construct a diversified investment portfolio that is leveraged where appropriate and that is structured to comply with the various federal income tax requirements for REIT status and the requirements for exemption from regulation under the Investment Company Act of 1940, or the 1940 Act. The Sponsor is managed and advised by GSCP (NJ), L.P., a SEC-registered investment advisor, pursuant to a management agreement between GSCP (NJ), L.P. and the Sponsor. On January 27, 2006, the Sponsor filed a registration statement on Form S-11 with the Securities and Exchange Commission relating to a proposed initial public offering of shares of its common stock.

The purpose of the Sponsor’s asset-backed securities transactions is to procure long-term financing for the mortgage loans in which the Sponsor intends to invest. The Sponsor has not originated any of the mortgage loans that it intends to securitize. As of the date hereof, the Sponsor has securitized $433,625,288 of mortgage loans originated by unaffiliated third parties in one public securitization.

The Sponsor, through its subsidiary, will have purchased the Mortgage Loans that it intends to invest in and securitize as described herein from Countrywide Home Loans, Inc. on or before the closing date. The Sponsor determines whether it wishes to purchase particular mortgage loans by analyzing the pricing, terms and credit quality of those assets, the cost and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the other information available with respect to those mortgage loans. The Sponsor determines whether to securitize the mortgage loans in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset backed securities transaction.

In this asset backed securities transaction, the Sponsor has participated in structuring the transaction and pooling the mortgage loans to be securitized. The Sponsor does not intend to service the mortgage loan assets in this asset backed securities transaction, but under the terms of the transaction, the Sponsor, through its subsidiary, is entitled to special foreclosure rights described in this prospectus supplement under “Description of the Notes - Special Foreclosure Rights”. Additionally, the Sponsor will receive and hold, directly or indirectly through its affiliates, the entire interest in the Class B-1 and Class C Notes and the Owner Trust Certificates issued in this asset-backed securities transaction.

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200602. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the Issuing Entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools of the Sponsor or Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the Issuing Entity’s Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the Issuing Entity’s Mortgage Loans will perform in the same way that any of the Sponsor’s or Countrywide Home Loans’ securitized pools has performed.

SERVICING OF MORTGAGE LOANS

General

Countrywide Home Loans Servicing LP (“Countrywide Servicing” or the “Master Servicer”) will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. The Master Servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located. The Master Servicer has also agreed to represent and protect the interest of the Issuing Entity and the Indenture Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate is provided by the Master Servicer to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Servicing Fee”) from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds that are applied to accrued and unpaid interest or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will range from 0.250% per annum to 0.375% per annum and the weighted average Servicing Fee Rate as of the Cut-off Date, with respect to the Mortgage Loans included in the Statistical Calculation Pool is (i) approximately 0.356% per annum during the initial fixed rate period of such Mortgage Loan and (ii) approximately 0.374% per annum after such Mortgage Loan begins to adjust. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “— Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.” The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees, prepayment charges and other similar charges and all investment income earned on amounts on deposit in the Collection Account and Payment Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Indenture Trustee and the Owner Trustee in connection with their respective responsibilities under the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Notes results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in the Prepayment Period reduce the Scheduled Payment of interest for the Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Notes on any Payment Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Collection Account for distribution to holders of the Notes entitled thereto on the Payment Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Notes entitled thereto made on the Payment Date on which the Principal Prepayments received would be distributed.

Advances

Subject to the following limitations, on the Business Day prior to each Payment Date, the Master Servicer will be required to advance (an “Advance”) from its own funds, or funds in the Collection Account that are not required to be distributed on the Payment Date, on the Business Day immediately preceding the Payment Date (a “Master Servicer Advance Date”), the sum of:

•
an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date; and

•
an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, the Advance will be included with the distribution to holders of the Notes on the related Payment Date. Any failure by the Master Servicer to make an Advance as required under the Sale and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Indenture Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Sale and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s note to the Indenture Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Collection Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Notes.

Certain Modifications and Refinancings

The Master Servicer may modify any Mortgage Loan provided that the Master Servicer purchases the Mortgage Loan from the Issuing Entity immediately following the modification. No modification of a Mortgage Loan may be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Collection Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. If a TMP Trigger event is in effect, modifications and purchases will be permitted as specified in the Sale and Servicing Agreement.

Limited Mortgage Loan Purchase Right

The Sale and Servicing Agreement will provide that the Seller thereof will have the option at any one time to purchase any of the Mortgage Loans from the Issuing Entity at a purchase price equal to the Purchase Price, up to a maximum of five Mortgage Loans not to exceed 1% of the aggregate Stated Principal Balance of the Mortgage Loans at the time of such purchase. In the event that this option is exercised, this option will thereupon terminate.

Special Foreclosure Rights

The Master Servicer will not commence either (a) foreclosure proceedings with respect to a mortgage loan or (b) sell defaulted mortgage loans from the Issuing Entity unless (i) no later than five business days prior to such commencement, it notifies the holder of the Owner Trust Certificates of its intention to do so, and (ii) the holder of the Owner Trust Certificates does not, within such period, affirmatively object to such action. If the holder of the Owner Trust Certificates timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms identified in the Sale and Servicing Agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of the holder of the Owner Trust Certificate’s objection. Subject to certain provisions in the pooling and servicing agreement, the holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the average of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon. Any objection to such action shall be irrevocable by the holder of the Owner Trust Certificate, and the holder of the Owner Trust Certificate will purchase the related mortgage loan regardless of the Fair Value Price determined.

In the event that the Master Servicer has not commenced foreclosure proceedings with respect to a mortgage loan that is 180 days’ or more delinquent (provided that the mortgage loan is not in bankruptcy, is not subject to a court-ordered injunction with respect to the mortgage loan or the related mortgaged property, or is not subject to federal, state or local law restriction on foreclosure) the Master Servicer must promptly provide the holder of the Owner Trust Certificates with notice of such event (a “Delinquency Notice”) and a description of such other action as it intends to take with respect to such mortgage loan. The Master Servicer is not permitted to proceed with any such action unless the holder of the Owner Trust Certificates, does not, within five business days following such notice, affirmatively object to the Master Servicer taking such action. If the holder of the Owner Trust Certificates timely and affirmatively objects to the Master Servicer’s contemplated action, then the holder of the Owner Trust Certificates shall have the right to direct the Master Servicer to commence foreclosure proceedings in accordance with prudent servicing standards. Notwithstanding the foregoing, the Master Servicer shall not be obligated to foreclose on any mortgage loan if the Master Servicer has notified the holder of the Owner Trust Certificates in the Delinquency Notice that either (i) the related mortgaged property is located in a county designated as an individual assistance disaster area by FEMA and foreclosure is not permitted under the Master Servicer’s servicing policies with respect to mortgage loans contained in such area or (ii) such mortgage is the subject of a lis pendens notice and foreclosure is not permitted under the Master Servicer’s servicing policies with respect to mortgage loans subject to such legal proceedings. In such event, the Master Servicer will hire the three appraisal firms identified in the Sale and Servicing Agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior Only Inspection Residential Appraisal Report, in each case no later than 30 days from the date of the holder of the Owner Trust Certificate’s objection and the holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30 day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the average of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon. The holder of the Owner Trust Certificates will purchase the mortgage loan regardless of the Fair Value Price determined. Pursuant to a side agreement, the Seller, so long as it is the holder of the Owner Trust Certificate, will indemnify and defend the Master Servicer in connection with the decision to foreclose.

Notwithstanding anything in this prospectus supplement to the contrary, the holder of the Owner Trust Certificates shall not be entitled to any of its rights described in this prospectus supplement with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the average of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the pooling and servicing agreement following its objection to the Master Servicer action.

THE ISSUING ENTITY

In connection with the issuance of the Notes, the Depositor has formed GSC Capital Corp. Mortgage Trust 2006-2, a statutory trust created under the laws of the State of Delaware pursuant to a Trust Agreement dated June 20, 2006 among the Depositor and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). We will file a final copy of the Trust Agreement after the Issuing Entity issues the Notes. GSC Capital Corp. Mortgage Trust 2006-2 is referred to in this prospectus supplement as the “Issuing Entity” and is referred to in the prospectus as the “Trust” or the “Trust Fund.” The Owner Trustee serves as trustee of the Issuing Entity and acts on behalf of the Issuing Entity as the Issuing Entity does not have any directors, officers or employees. The fiscal year end of the Issuing Entity is December 31.

The Issuing Entity will pledge the Mortgage Loans and the related assets acquired by the Issuing Entity on and after the Closing Date to the Indenture Trustee as security for the Notes pursuant to the Indenture.

The Issuing Entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. The permissible activities of the Issuing Entity can only be amended or modified by amending the Trust Agreement as described below under “Description of the Notes — Amendment.”

Since the Issuing Entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

The equity ownership in the Issuing Entity will be evidenced by the Owner Trust Certificate. The holder of the Owner Trust Certificate, the Owner Trust Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Issuing Entity for such Payment Date have been made. See“Description of the Notes - Distributions - Owner Trust Certificates.”

THE OWNER TRUSTEE

Wilmington Trust Company will act, not in its individual capacity but solely as the Owner Trustee (the “Owner Trustee”), under the Trust Agreement.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Trust Statute, authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, and having (or having a parent which has) a short-term debt rating of at least Baa3 or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.

The Owner Trustee may hold Notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the Owner Trustee may appoint co-trustees or separate trustees of any part of the assets of the Issuing Entity under the Trust Agreement. All rights and obligations conferred or imposed on the Owner Trustee by the Trust Agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the Owner Trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the Owner Trustee.

The Owner Trustee may resign at any time on 30 day’s notice, in which event the Depositor must appoint a successor owner trustee. The Depositor may also remove the Owner Trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

The Owner Trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the Trust Agreement, except as expressly provided by the trust agreement or in instructions received by the Owner Trustee pursuant to the Trust Agreement. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. The Owner Trustee will disburse all moneys actually received by it constituting part of the Issuing Entity pursuant the terms of the transaction documents, and it will not be accountable under the Trust Agreement or any other transaction document except (i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the Trust Agreement.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the Indenture. We summarize below the material terms and provisions pursuant to which the Notes will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Sale and Servicing Agreement. When particular provisions or terms used in the Indenture or the Sale and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Indenture and the Sale and Servicing Agreement after the Issuing Entity issues the Notes.

The GSC Alternative Loan Trust Notes, Series 2006-2 (the “Notes”) will consist of: Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class C Notes.

When describing the Notes in this prospectus supplement we use the following terms:

Designation	Class of Notes
Class A Note or Senior Notes:	Class A-1 and Class A-2 Notes.
Class M Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.
Subordinate Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes.
Adjustable Rate Notes:	Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes.
Offered Notes:	Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.

The Notes are generally referred to as the following types:

Class	Type
Class A Notes:	Senior/Adjustable Rate
Subordinate Notes:	Subordinate/Adjustable Rate
Class C Notes:	Subordinate

Denominations

The Adjustable Rate Notes will be issued in book-entry form as described below in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

Book-Entry Notes

The Adjustable Rate Notes will be book-entry certificates (the “Book-Entry Notes”). Persons acquiring beneficial ownership interests in the Book-Entry Notes (“Note Owners”) may elect to hold their Book-Entry Notes through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Notes will be issued in one or more certificates which equal the aggregate certificate principal balance of the applicable class of the Book-Entry Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Notes may be held in minimum denominations representing Note Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Note (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Note (a “Definitive Note”). Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Notes.

“Accrual Period” with respect to each class of Adjustable Rate Notes and for any Payment Date, means the period from and including the preceding Payment Date (or from and including the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

The “Available Funds Rate” with respect to any Payment Date means a per annum rate equal to (A) the product of (i) 360 divided by the actual number of days in the related Accrual Period and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of Interest Funds for the related Payment Date and the denominator of which is the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes minus (B) a per annum rate, equal to the product of (i) 360 divided by the actual number of days in the related Accrual Period and (ii) the sum of any Net Swap Payments and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain terminations events with respect to the Swap Provider) payable by the Issuing Entity under the Swap Contract for such Payment Date, divided by the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes immediately prior to such Payment Date.

“Business Day” is any day other than:

(1) A Saturday or Sunday or

(2) A day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Class A Principal Distribution Amount” for any Payment Date means the excess of:

(1) the aggregate Note Principal Balance of the Senior Notes immediately prior to the Payment Date, over

(2) the lesser of (i) 86.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Payment Date after giving effect to the distributions to be made on that Payment Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Payment Date after giving effect to the distributions to be made on that Payment Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Payment Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds the applicable percentage, for the Payment Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:

Payment Date	Percentage

July 2008 — June 2009	0.25% with respect to July 2008, plus an additional 1/12th of 0.35% for each month thereafter through June 2009
July 2009 — June 2010	0.60% with respect to July 2009, plus an additional 1/12th of 0.45% for each month thereafter through June 2010
July 2010 — June 2011	1.05% with respect to July 2010, plus an additional 1/12th of 0.40% for each month thereafter through June 2011
July 2011 — June 2012	1.45% with respect to July 2011, plus an additional 1/12th of 0.30% for each month thereafter through June 2012
July 2012 and thereafter	1.75%

“Current Interest” with respect to each class of Adjustable Rate Notes and each Payment Date means the interest accrued at the Note Rate for the applicable Accrual Period on the Note Principal Balance of the class immediately prior to the Payment Date.

“Due Period” means with respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Payment Date occurs and ending on the first day of the month in which the Payment Date occurs.

“Delinquency Trigger Event” with respect to any Payment Date on or after the Stepdown Date, exists if the Rolling Delinquency Percentage equals or exceeds the product of the applicable percentage listed below for the most senior class of Adjustable Rate Certificates, then outstanding and the Senior Enhancement Percentage:

Class	Percentage
Class A	40.00%
Class M-1	51.00%
Class M-2	65.25%
Class M-3	79.25%
Class M-4	92.50%
Class M-5	111.00%
Class M-6	139.00%
Class M-7	185.25%
Class M-8	278.00%
Class B-1	555.75%

“Expense Fee Rate” with respect to each Mortgage Loan means the rate at which the Expense Fee accrues on the principal balance of such Mortgage Loan. The “Expense Fee” consists of the Servicing Fee, Indenture Trustee Fee and, if applicable, the Lender-Paid PMI Fee. The “Lender-Paid PMI Fee” is the fee paid in connection with any lender-paid primary mortgage insurance policy paid to any primary mortgage insurance provider for any Mortgage Loan. As of the Cut-off Date, the weighted average Lender-Paid PMI Fee for those Mortgage Loans included in the Statistical Calculation Pool with lender paid primary mortgage insurance is expected to equal approximately 0.566% per annum. As of the Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.366% per annum.

“Excess Overcollateralization Amount” for any Payment Date, is the excess, if any, of the Overcollateralized Amount on that Payment Date over the Overcollateralization Target Amount.

“Extra Principal Distribution Amount” with respect to any Payment Date is the lesser of (x) the Overcollateralization Deficiency Amount for such Payment Date and (y) the Excess Cashflow for such Payment Date available for payment thereof in the priority set forth in this prospectus supplement.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Indenture Trustee Fee Rate” means a rate equal to 0.009% per annum.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Notes means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	5.45%	10.90%
Class M-2	4.25%	8.50%
Class M-3	3.50%	7.00%
Class M-4	3.00%	6.00%
Class M-5	2.50%	5.00%
Class M-6	2.00%	4.00%
Class M-7	1.50%	3.00%
Class M-8	1.00%	2.00%
Class B-1	0.50%	1.00%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Notes, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Notes and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of Adjustable Rate Notes is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Note Principal Balance of any class(es) of Adjustable Rate Notes subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

“Insurance Proceeds” means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Interest Carry Forward Amount” with respect to each class of Adjustable Rate Notes and each Payment Date means the excess of:

(a) Current Interest for the class with respect to prior Payment Dates over

(b) the amount actually distributed to the class with respect to interest on prior Payment Dates.

“Interest Determination Date” means for the Adjustable Rate Notes, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Payment Date (1) the Interest Remittance Amount for the Payment Date, less (2) the Indenture Trustee Fee and the Owner Trustee Fee for the Payment Date plus (3) the Adjusted Replacement Upfront Amount, if any.

“Interest Remittance Amount” means with respect to the Mortgage Loans and any Payment Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period, less the related Servicing Fees and the Lender-Paid PMI Fee, if applicable,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest, and

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period.

“LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). Liquidation Proceeds includes any proceeds from the holder of the Owner Trust Certificate acquiring a delinquent Mortgage Loan as described in “Servicing of the Mortgage Loans—Special Foreclosure Rights” in this prospectus supplement.

The “Maximum Note Rate” with respect to the Adjustable Rate Notes is 11.50% per annum.

The “Net Rate Carryover” for a class of Adjustable Rate Notes on any Payment Date is the excess of:

(1) the amount of interest that such class would have accrued for such Payment Date had the Note Rate for that class not been calculated based on Available Funds Rate, up to but not exceeding the Maximum Rate, over

(2) the amount of interest such class accrued for such Payment Date based on the Available Funds Rate,

plus the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Rate, without giving effect to the Available Funds Rate, up to but not exceeding the Maximum Note Rate).

“Note Margin” for each class of Adjustable Rate Notes means the following:

	(1)	(2)
Class A-1	0.180%	0.360%
Class A-2	0.240%	0.480%
Class M-1	0.300%	0.450%
Class M-2	0.310%	0.465%
Class M-3	0.320%	0.480%
Class M-4	0.390%	0.585%
Class M-5	0.410%	0.615%
Class M-6	0.490%	0.735%
Class M-7	1.000%	1.500%
Class M-8	1.150%	1.725%
Class B-1	2.250%	3.375%
__________
(1) For any Accrual Period relating to any Payment Date occurring on or prior to the Optional Redemption Date.

(2) For any Accrual Period relating to any Payment Date occurring after the Optional Redemption Date.

“Note Principal Balance” means for any class of Notes (other than the Class C Notes), the aggregate outstanding principal balance of all Notes of the class, less:

(1) all amounts previously distributed to holders of Notes of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class, however, if Applied Realized Loss Amounts have been allocated to the Note Principal Balance of any class of Notes, the Note Principal Balance thereof will be increased by the amount of Subsequent Recoveries allocated thereto.

On each Payment Date, after all payments have been made on such Payment Date, Subsequent Recoveries, collected during the related Due Period (if any) will be allocated to, and increase the Note Principal Balance of, the most senior Note outstanding to which an Applied Realized Loss Amount has been allocated, in the case of the Class A Notes to the Class A-1 and Class A-2 Notes, in that order (but in each case not by more than the amount of the Unpaid Realized Loss Amount for the class).

After any allocation of amounts in respect of Subsequent Recoveries to the Note Principal Balance of a class of Notes, a corresponding decrease will be made on the Payment Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Note Principal Balance of a class of Notes, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal.” Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Notes for which the Note Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Notes will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Note Principal Balance for any Accrual Period preceding the Payment Date on which the increase occurs.

“Note Rate” with respect to each Accrual Period and each class of the Adjustable Rate Notes means a per annum rate equal to the least of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Note Margin for the class and Accrual Period,

(2) the Available Funds Rate for the related Payment Date, and

(3) the Maximum Note Rate.

“OC Floor” means an amount equal to 0.35% of the Cut-off Date Principal Balance of the Mortgage Loans.

“Overcollateralization Deficiency Amount” with respect to any Payment Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Payment Date (after giving effect to distributions in respect of the Principal Remittance Amount on the Payment Date).

“Overcollateralization Reduction Amount” for any Payment Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Payment Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Payment Date and (ii) the Principal Remittance Amount for that Payment Date.

“Overcollateralization Target Amount” with respect to any Payment Date means (a) prior to the Stepdown Date, an amount equal to 0.50% of the Cut-off Date Principal Balance of the Mortgage Loans and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Payment Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Payment Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Payment Date.

“Overcollateralized Amount” for any Payment Date means the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans on the Payment Date exceeds (y) the aggregate Note Principal Balance of the Adjustable Rate Notes as of the Payment Date (after giving effect to distributions of the Principal Remittance Amount to be made on the Payment Date).

“Payment Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July 2006.

“Percentage Interest” with respect to any Note, means the percentage derived by dividing the denomination of the Note by the aggregate denominations of all Notes of the applicable class.

“Principal Distribution Amount” with respect to each Payment Date means the sum of:

(1) the Principal Remittance Amount for the Payment Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Payment Date and

(2) the Extra Principal Distribution Amount for the Payment Date

minus

(3) the amount of any Overcollateralization Reduction Amount for that Payment Date

“Principal Remittance Amount” with respect to any Payment Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Payment Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller, the Sponsor or Countrywide Home Loans or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

“Realized Loss” means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

“Record Date” means , in the case of the Adjustable Rate Notes, the Business Day immediately preceding the Payment Date, unless the Adjustable Rate Notes are no longer book-entry notes, in which case the Record Date will be the last Business Day of the month preceding the month of the Payment Date.

“Reference Bank Rate” with respect to any Accrual Period means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all the Adjustable Rate Notes for the Accrual Period, provided that at least two Reference Banks provide the rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on that date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all the Adjustable Rate Notes for the Accrual Period.

“Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1) with an established place of business in London,

(2) which have been designated as a Reference Bank by the Indenture Trustee and

(3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans, the Master Servicer or any successor Master Servicer.

“Rolling Delinquency Percentage” with respect to any Payment Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Payment Date and the two immediately preceding Payment Dates.

“Senior Enhancement Percentage” with respect to any Payment Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date over

(b) (i) before the Note Principal Balances of the Class A Notes have been reduced to zero, the sum of the Note Principal Balances of the Class A Notes, or (ii) after the Note Principal Balances of the Class A Notes have been reduced to zero, the Note Principal Balance of the most senior class of Subordinate Notes outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date. “Stepdown Date” means the earlier to occur of:

(1) the Payment Date on which the aggregate Note Principal Balance of the Senior Notes (prior to distributions on such Payment Date) is reduced to zero; and

(2) the later to occur of:

(a) The Payment Date in July 2009 or

(b) the first Payment Date on which the aggregate Note Principal Balance of the Senior Notes (after calculating anticipated distributions on such Payment Date) is less than or equal to 86.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date.

“Sixty-Day Delinquency Rate” with respect to any Payment Date on or after the Stepdown Date, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Payment Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Payment Date (including Mortgage Loans in foreclosure, in bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Payment Date of all Mortgage Loans.

“Subordinate Class Principal Distribution Amount” for any class of Subordinate Notes and Payment Date means the excess of:

(1) the sum of:

(a) the aggregate Note Principal Balance of the Class A Notes (after taking into account distribution of the Class A Principal Distribution Amount for the Payment Date),

(b) the aggregate Note Principal Balance of any class(es) of Subordinate Notes that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Notes for the Payment Date), and

(c) the Note Principal Balance of the subject class of Subordinate Notes immediately prior to the Payment Date, over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Subordinate Notes and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Payment Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Payment Date minus the OC Floor;

provided, however, that if a class of Subordinate Notes is the only class of Subordinate Notes outstanding on the Payment Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Note Principal Balance thereof is reduced to zero.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Trigger Event” with respect to any Payment Date on or after the Stepdown Date means either a Delinquency Trigger Event with respect to that Payment Date or a Cumulative Loss Trigger Event with respect to that Payment Date.

“Unpaid Realized Loss Amount” means for any class of Adjustable Rate Notes, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Payment Dates minus (y) any increase in the Note Principal Balance of that class due to the allocation of Subsequent Recoveries to the Note Principal Balance of that class.

Deposits to the Collection Account

The Master Servicer will establish and initially maintain a certificate account (the “Collection Account”) for the benefit of the Indenture Trustee on behalf of the noteholders. The Master Servicer will initially establish the Collection Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the Servicing Fee on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by the Seller, the Sponsor or Countrywide Home Loans in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller, the Sponsor or Countrywide Home Loans that obligates such party to repurchase the Mortgage Loan in accordance with the Sale and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Sale and Servicing Agreement,

(7) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Collection Account,

(8) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

(9) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(10) all Advances.

Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Collection Account

The Master Servicer may from time to time withdraw funds from the Collection Account prior to the related Payment Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans”) and, as additional servicing compensation, to the extent not previously withheld by the Master Servicer, assumption fees, late payment charges, prepayment charges, net earnings on or investment income with respect to funds in or credited to the Collection Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Indenture Trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the Seller, the Sponsor, Countrywide Home Loans or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller, the Sponsor, Countrywide Home Loans or the Master Servicer from the Issuing Entity pursuant to the Sale and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Collection Account for deposit to the Payment Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Payment Account Deposit Date, to reimburse the Seller, the Sponsor, Countrywide Home Loans, the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Sale and Servicing Agreement,

(8) to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

(9) to clear and terminate the Collection Account upon termination of the Sale and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Payment Date (the “Payment Account Deposit Date”), the Master Servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Payment Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to clauses (1) through (6) above.

Deposits to the Payment Account

The Indenture Trustee will establish and maintain a distribution account (the “Payment Account”) on behalf of the noteholders. The Indenture Trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Indenture Trustee, and

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Payment Account.

Withdrawals from the Payment Account

The Indenture Trustee will withdraw funds from the Payment Account for distribution to the noteholders and make remittances to the Swap Account as described below under “— Distributions” and may from time to time make withdrawals from the Payment Account:

(1) to pay the Indenture Trustee Fee to the Indenture Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Payment Account,

(3) to withdraw any amount deposited in the Payment Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Indenture Trustee describing the amounts deposited in error), and

(4) to clear and terminate the Payment Account upon the termination of the Sale and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Payment Account.

Prior to each Determination Date, the Master Servicer is required to provide the Indenture Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Indenture Trustee to prepare the monthly statement to noteholders for the related Payment Date. See “ — Reports to Noteholders” in this prospectus supplement. The Indenture Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

The Swap Account

The Indenture Trustee will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Adjustable Rate Certificates and the Swap Counterparty. With respect to each Payment Date, the Indenture Trustee will deposit into the Swap Account any portion of the Interest Funds for that Payment Date (and, if necessary, any portion of the Principal Distribution Amount for that Payment Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Payment Date, following the deposits to the Swap Account described in the preceding sentence, the Indenture Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Adjustable Rate Notes, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Investments of Amounts Held in Accounts

The Collection Account and the Payment Account. All funds in the Collection Account and the Payment Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of the Collection Account and the Payment Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described in this prospectus supplement.

The amount of any losses incurred in the Collection Account or the Payment Account in respect of the investments will be deposited by the Master Servicer in the Collection Account or paid to the Indenture Trustee for deposit into the Payment Account out of the Master Servicer’s own funds immediately as realized. The Indenture Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account and made in accordance with the Sale and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the Issuing Entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Servicing Fee Rate (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (5)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees, prepayment charges and other similar charges	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Collection Account and Payment Account.	Compensation	Investment income related to the Collection Account and the Payment Account	Monthly
	• Excess Proceeds (6)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Indenture Trustee Fee (the “Indenture Trustee Fee”) / Indenture Trustee	One-twelfth of the Indenture Trustee Fee Rate (0.009% per annum) multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans.	Compensation	Interest Remittance Amount	Monthly
Owner Trustee Fee (the “Owner Trustee Fee”) / Indenture Trustee	$4,000 per year payable on the Payment Date occurring in July of each year, commencing in 2006.	Compensation	Interest Remittance Amount	Annually
Expenses
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)

Time to time
Indemnification expenses / the Countrywide Home Loans, the Master Servicer and the Depositor	Amounts for which the Countrywide Home Loans, the Master Servicer and Depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Collection Account on any Payment Account Deposit Date, following the transfer to the Payment Account	Monthly
__________

(1)
If the Indenture Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Sale and Servicing Agreement. See “— Amendment” in this prospectus supplement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Notes.

(3)
The Servicing Fee Rate for each Mortgage Loan will range from 0.250% per annum to 0.375% per annum and the weighted average Servicing Fee Rate as of the cut-of date, with respect to the Statistical Calculation Mortgage Loans is (i) approximately 0.356% per annum during the initial fixed rate period of such Mortgage Loan and (ii) approximately 0.374% per annum after such Mortgage Loan begins to adjust. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of the Mortgage Loans — Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.”

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Collection Account, if interest collections are insufficient to pay the Servicing Fee.

(5)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses.”

(6)	Excess Proceeds is described above in this prospectus supplement under “— Glossary of Terms”

(7)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)
Each of the Countrywide Home Loans, the Master Servicer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters related to the Master Servicer, the Depositor, Countrywide Home Loans and the Seller.”

Distributions

General. Distributions on the Notes will be made by the Indenture Trustee on each Payment Date to the persons in whose names the Notes are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register or, in the case of any noteholder that holds 100% of a class of Notes or who holds a class of Notes with an aggregate initial Note Principal Balance of $1,000,000 or more and that has so notified the Indenture Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of the noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Notes will be made only upon presentation and surrender of the Notes at the Corporate Trust Office of the Indenture Trustee. On each Payment Date, a holder of a Note will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Notes.

Distributions of Interest. On each Payment Date, the interest distributable with respect to the Adjustable Rate Notes is the interest which has accrued on the Note Principal Balance thereof immediately prior to that Payment Date at the Note Rate during the applicable Accrual Period, and in the case of the Senior Notes, any Interest Carry Forward Amount. For each class of Subordinate Notes, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions” and from payments (if any) allocated to the Issuing Entity in respect of the Swap Contract.

All calculations of interest on the Adjustable Rate Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Note Rates for the Adjustable Rate Notes are variable rates that may change from Payment Date to Payment Date. Additionally, the Note Rate for each class of Adjustable Rate Notes is subject to increase after the Optional Redemption Date and will be subject to the Available Funds Rate and a Maximum Note Rate. See the related definitions in “— Glossary of Terms” for a more detailed understanding as to how the Available Funds Rate is calculated, and applied to the Note Rate.

If on any Payment Date, the Note Rate for a class of Adjustable Rate Notes is based on the Available Funds Rate, each holder of the applicable class of Adjustable Rate Notes will be entitled to receive the resulting shortfall only first, from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “— Overcollateralization Provisions”, and second, from payments (if any) allocated to the Issuing Entity in respect of the Swap Contract.

Distributions of Interest Funds. On each Payment Date, the Interest Funds for the Payment Date are required to be distributed in the following order of priority, until the Interest Funds have been fully distributed:

(1) to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Payment Date;

(2) concurrently, to pay to the Class A-1 and Class A-2 Notes, pro rata, the Current Interest and any Interest Carry Forward Amount for each such class and such Payment Date;

(3) sequentially, to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, the Current Interest for each such class and such Payment Date; and

(4) any remainder to be included in the Excess Cashflow for that Payment Date as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of principal payments to the classes of Notes will differ depending upon whether a Payment Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Generally, prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Payment Date will be paid first to the Senior Notes until the Senior Notes are paid in full, before any payments of principal are made on the Subordinate Notes.

On any Payment Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of paying all amounts distributable as principal on the Notes to the Senior Notes until the Senior Notes are paid in full, a portion of those amounts distributable as principal will be paid to the Subordinate Notes. The amount payable as principal to each class of Notes on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Notes. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the payment priority prior to the Stepdown Date. The amount to be distributed as principal on each Payment Date are described in more detail under “— Glossary of Terms”, and the order in which these amounts are distributed are described under “— Distributions of Principal Distribution Amount in this prospectus supplement.

Priority of Distributions of Principal Distribution Amount. On each Payment Date, the Principal Distribution Amount for that Payment Date will be distributed as a payment of principal in the following order of priority until the Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(A) concurrently, the Principal Distribution Amount for that Payment Date to the Class A-1 and Class A-2 Notes, pro rata based on their outstanding Note Principal Balances, in each case until the Note Principal Balance thereof is reduced to zero;

(B) sequentially, the remaining Principal Distribution Amount to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero;

(C) any remaining Principal Distribution Amount to be included in the Excess Cashflow for such Payment Date to be distributed as described under “-- Overcollateralization Provisions” below.

(2) For each Payment Date on or after the Stepdown Date and so long as a Trigger Event is not in effect:

(A) to pay, as principal, an amount equal to the Class A Principal Distribution Amount for that Payment Date, concurrently, to the Class A-1 and Class A-2 Notes, pro rata based on their outstanding Note Principal Balances, in each case until the Note Principal Balance thereof is reduced to zero;

(B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, the Subordinate Class Principal Distribution Amount for each such class and Payment Date, until the Note Principal Balance of each such class is reduced to zero; and

(C) any remainder Principal Distribution Amount to be included as part of the Excess Cashflow to be distributed as described under “—Overcollateralization Provisions” below.

Overcollateralization Provisions

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Note Rates on the Notes. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Notes and the related fees and expenses payable by the Issuing Entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Notes and the Issuing Entity’s expenses (including any Net Swap Payments and Swap Termination Payments (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), will be applied on each Payment Date as a payment of principal on the class or classes of Offered Notes then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be distributed to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

Excess Cashflow.

The “Excess Cashflow” with respect to any Payment Date is the sum of (1) the amounts remaining as set forth in clause (4) in “Distributions — Distributions of Interest — Distributions of Interest Funds” for the Payment Date, (2) the amounts remaining as set forth in clause (1)(C) or (2)(C), as applicable, in “— Distributions — Priority of Distributions of Principal Distribution Amount” for the Payment Date and (3) the Overcollateralization Reduction Amount, if any, for such Payment Date.

With respect to any Payment Date, any Excess Cashflow will be paid to the classes of Notes in the following amounts and order of priority, in each case to the extent of the remaining Excess Cashflow:

1.
to the holders of the class or classes of Adjustable Rate Notes then entitled to receive distributions in respect of principal, an amount in respect of principal equal to the Extra Principal Distribution Amount, payable to those holders as part of the Principal Distribution Amount as described under “—Distributions—Distributions of Principal Distribution Amount” above;

2.	sequentially, to the Class A-1 and Class A-2 Notes, in that order, an amount equal to any Unpaid Realized Loss Amount for each such class;

3.
sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, in each case, first an amount equal to any Interest Carry Forward Amount for that class and Payment Date, and second, an amount equal to the Unpaid Realized Loss Amount for that class and Payment Date;

4.
first, to the Class A-1 and Class A-2 Notes, pro rata based on entitlement, to the extent needed to pay any remaining Net Rate Carryover for each such class, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

5.	to the Swap Account, an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

6.	to fund distributions to the holders of the Class C Notes and Owner Trust Certificates, in each case in the amounts specified in the Indenture.

Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through 6 of the preceding paragraph, the Indenture Trustee will make certain distributions from the Swap Account, as described in further detail below under “— The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Barclays Bank PLC (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as f May 17, 1996, executed by Countrywide Home Loans, Inc. and the Swap Counterparty. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Indenture Trustee will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Indenture Trustee and GSC Capital Corp. QRS Delaware Real Estate Holdings Inc. as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Indenture Trustee for payment to the Swap Counterparty.

With respect to any Payment Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.450% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Payment Date and (b) the aggregate Note Principal Balance of the Swap Notes immediately prior to such Payment Date, and

(iii) the number of days in the related calculation period as described in the Swap Contract (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Payment Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Payment Date and (b) the aggregate Note Principal Balance of the Swap Notes immediately prior to such Payment Date, and

(iii) the actual number of days in the related calculation period as described in the Swap Contract, divided by 360.

With respect to any Payment Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Payment Date will be payable on the business day preceding such Payment Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Payment Date will be payable on such Payment Date.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Payment Date, the Indenture Trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds are insufficient, the Indenture Trustee will deduct from the Principal Remittance Amount any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Payment Date, the Indenture Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (5) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Payment Date, the Swap Contract Administrator will remit to the Indenture Trustee for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Notes, (b) any Net Rate Carryover with respect to the Swap Notes and (c) any Unpaid Realized Loss Amounts with respect to the Swap Notes, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for the Payment Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for the Payment Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Indenture Trustee with respect to any Payment Date will be remitted to GSC Capital Corp. QRS Delaware Real Estate Holdings Inc. and will not be available to make distributions in respect of any class of Notes.

In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to GSC Capital Corp. QRS Delaware Real Estate Holdings Inc. and will not be available for distribution on any class of Notes. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Payment Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds on that Payment Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to GSC Capital Corp. QRS Delaware Real Estate Holdings Inc. If that upfront amount is received after the Payment Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Indenture Trustee on subsequent Payment Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to GSC Capital Corp. QRS Delaware Real Estate Holdings Inc. and will not be available to make distributions in respect of any class of Notes.

Following the distributions of Excess Cashflow pursuant to clauses 1 through 4 under “— Overcollateralization Provisions —Excess Cashflow”, the Indenture Trustee shall distribute all amounts paid by or on behalf of the Swap Contract Administrator and on deposit in the Swap Account in the following amounts and order of priority:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Payment Date; and

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Payment Date.

Following the distributions of Excess Cashflow pursuant to clauses 1 through 4 under “— Overcollateralization Provisions —Excess Cashflow”, the Indenture Trustee shall distribute all amounts paid by the Swap Counterparty and on deposit in the Swap Account in the following amounts and order of priority:

(1) concurrently to the holders of each class of Class A Notes, to pay any remaining Current Interest and Interest Carry Forward Amount due on that Payment Date, pro rata based on their respective entitlements;

(2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, in each case to pay an amount equal to any remaining Current Interest and Interest Carry Forward Amount due for the class and the Payment Date;

(3) to the holders of the class or classes of Adjustable Rate Notes then entitled to receive distributions in respect of principal, an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class as principal in the same manner in which the Extra Principal Distribution Amount would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(4) first, to the Class A-1 and Class A-2 Notes, pro rata based on entitlement, to the extent needed to pay any remaining Net Rate Carryover for each such class and Payment Date, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class and Payment Date;

(5) sequentially, to the Class A-1 and Class A-2 Notes, in that order, an amount equal to the Unpaid Realized Loss Amount for each such class and Payment Date; and

(6) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Notes, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class and Payment Date.

Following the distributions of Excess Cashflow pursuant to clauses 5 through 6 under “— Overcollateralization Provisions —Excess Cashflow”, the Indenture Trustee shall distribute any remaining amount on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Payment Date.

The “Swap Contract Notional Balance” for each Payment Date is as described in the following table. In addition, the Payment Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Payment Date	Swap Contract Notional Balance ($)	Month of Payment Date	Swap Contract Notional Balance ($)
July 2006	278,107,210.14	July 2008	155,422,388.57
August 2006	275,553,950.86	August 2008	149,846,667.17
September 2006	272,653,212.63	September 2008	144,501,934.97
October 2006	269,410,657.74	October 2008	139,378,215.24
November 2006	265,832,003.86	November 2008	134,465,998.48
December 2006	261,953,758.75	December 2008	130,300,254.93
January 2007	257,778,848.37	January 2009	126,277,545.48
February 2007	253,263,085.36	February 2009	122,393,184.96
March 2007	248,436,615.05	March 2009	118,642,645.61
April 2007	243,324,074.85	April 2009	115,021,551.91
May 2007	237,939,539.51	May 2009	111,509,705.60
June 2007	232,253,104.11	June 2009	107,398,997.18
July 2007	226,327,122.04	July 2009	103,461,032.46
August 2007	220,207,573.40	August 2009	99,705,101.50
September 2007	213,878,725.79	September 2009	96,101,628.91
October 2007	207,362,300.76	October 2009	92,644,238.56
November 2007	201,060,780.07	November 2009	89,334,632.54
December 2007	194,965,458.86	December 2009	86,485,962.88
January 2008	189,072,299.48	January 2010	83,734,483.57
February 2008	183,374,807.85	February 2010	81,077,052.84
March 2008	177,866,703.25	March 2010	78,510,632.19
April 2008	172,541,911.38	April 201	76,032,282.97
May 2008	167,394,557.58	May 2010	73,639,163.10
June 2008	161,280,810.07	June 2010	71,328,080.78

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

•	failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Early termination events under the Swap Contract include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

•
a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

•	an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A1” by Moody’s or are rated “A1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “P-1” by Moody’s or are rated “P-1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “Aa3” by Moody’s or are rated “Aa3” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “A-1” by S&P or (ii) if the Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A+” by S&P or (D) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “F1” by Fitch or (ii) if the Swap Counterparty does not have a short-term rating from Fitch, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A” by Fitch (such event, “Collateralization Event”), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap Counterparty’s obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Notes.

It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “BBB-” by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A2” by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, as applicable, take the action described in either clause (a) or (b) in the paragraph above.

“Swap Counterparty Ratings Requirement” means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least “F-1” by Fitch or (ii) if the substitute counterparty does not have a short-term rating from Fitch, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A” by Fitch.

The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the Issuing Entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the Issuing Entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Note Principal Balance of the Swap Notes. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Notes do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Notes are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Counterparty

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

By Regulation, the European Union agreed that virtually all listed companies must use International Financial Reporting Standards (“IFRS”) adopted for use in the European Union in the preparation of their 2005 consolidated accounts. The Group has applied IFRS from 1 January 2004, with the exception of the standards relating to financial instruments (IAS 32 and IAS 39) and insurance contracts (IFRS 4) which were applied only with effect from 1 January 2005. Therefore, in the Group’s 2005 Annual Report, the impacts of adopting IAS 32, IAS 39 and IFRS 4 are not included in the 2004 comparatives in accordance with First-time Adoption of International Financial Reporting Standards (IFRS 1). The results for 2005 are therefore not entirely comparable to those for 2004 in affected areas.
Based on the Group’s audited financial information for the year ended 31 December 2005, the Group had total assets of £924,170 million (2004: £538,300 million), total net loans and advances1   of £300,001 million (2004: £343,041 million), total deposits2   of £313,811 million (2004: £328,516 million), and total shareholders’ equity of £24,243 million (2004: £16,849 million) (including minority interests of £1,578 million (2004: £211 million)). The profit before tax of the Group for the year ended 31 December 2005 was £5,311 million (2004: £4,589 million) after impairment charges on loans and advances and other credit provisions of £1,571 million (2004: £1,093 million).

1 Total net loans and advances include balances relating to both bank and customer accounts.
2 Total deposits include deposits from bank and customer accounts.

Calculation of One-Month LIBOR

On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of the rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m., London time, on the Interest Determination Date. If the rate does not appear on Telerate Screen Page 3750 (or any replacement page as may replace that page on that service, or if the service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If these quotations cannot be obtained and the Reference Bank Rate is not available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

Applied Realized Loss Amounts

If on any Payment Date, after giving effect to the distributions described above, the aggregate Note Principal Balance of the Adjustable Rate Notes exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first to reduce the Note Principal Balances of the Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, in that order, and second, to reduce the Note Principal Balances of the Class A-2 and Class A-1 Notes, in that order, in each case until the Note Principal Balance of each such class has been reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.” Applied Realized Loss Amounts, without interest, may be paid at a later date from Excess Cashflow and from payments allocated to the Issuing Entity (if any) in respect of the Swap Contract

Interest on any class of Notes, the Note Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of Notes on the Note Principal Balance as so reduced unless the Note Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Note Principal Balance of such class as described in this prospectus supplement under “— Glossary of Terms.”

Reports to Noteholders

On each Payment Date, the Indenture Trustee will forward by first class mail to each noteholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1) the amount of the related distribution to holders of the Offered Notes allocable to principal, separately identifying:

(a) the aggregate amount of any Principal Prepayments included therein, and

(b) the aggregate of all Scheduled Payments of principal included therein,

(2) the amount of the distribution to holders of the Offered Notes allocable to interest,

(3) the Interest Carry Forward Amounts for each class of Offered Notes (if any),

(4) the Note Principal Balance of each class of Offered Notes after giving effect to (i) all distributions allocable to principal on the Payment Date, (ii) the allocation of any Applied Realized Loss Amounts for the Payment Date and (iii) the allocation of any Subsequent Recoveries for the Payment Date,

(5) the aggregate Stated Principal Balance of the Mortgage Loans for the following Payment Date,

(6) the amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7) the Note Rate for each class of Offered Notes for the Payment Date,

(8) the amount of Advances included in the distribution on the Payment Date,

(9) the number and aggregate principal amounts of Mortgage Loans:

(a) delinquent (exclusive of related Mortgage Loans in foreclosure):

30 to 59 days,
60 to 89 days, and
90 or more days,

(b) in foreclosure and delinquent:

30 to 59 days,
60 to 89 days and
90 or more days,

in each case as of the close of business on the last day of the calendar month preceding the Payment Date,

(10) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Payment Date of the Mortgage Loan and the date of acquisition thereof,

(11) whether a Trigger Event is in effect,

(12) the total number and Stated Principal Balance of any REO Properties as of the close of business on the Determination Date preceding the Payment Date,

(13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Notes on the Payment Date,

(14) any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to such Payment Date or (b) payable to the Swap Contract Administrator for such Payment Date and allocated to the Issuing Entity;

(15) the amount of Realized Losses and Subsequent Recoveries applied to the Adjustable Rate Notes for the Payment Date, and

(16) all payments made by the Master Servicer in respect of Compensating Interest for the Payment Date.

The monthly statement is prepared by the Indenture Trustee based on information provided by the Master Servicer. The Indenture Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to noteholders may include additional or other information of a similar nature to that specified above.

The Indenture Trustee may, at its option, make the statements described above available to noteholders on the Indenture Trustee’s website (assistance in using the website service may be obtained by calling the Indenture Trustee’s customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Indenture Trustee will prepare and deliver to each noteholder of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

Sale and Servicing Agreement and Indenture

The Sale and Servicing Agreement and the Indenture may be amended by the parties to those agreements but without the consent of any of the noteholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Sale and Servicing Agreement and the Indenture may be amended by the parties to those agreements and the holders of a majority in interest of each class of Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of the noteholders; provided, however, that no amendment may:

(1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Note without the consent of the holder of the Note,

(2) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as set forth in clause (1) above, without the consent of the holders of Notes of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

(3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Notes of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Notes of the class.

Trust Agreement

The Trust Agreement may be amended by the Depositor, the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent with the consent of the holder of the Owner Trust Certificate and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders or the Indenture Trustee, (i) to cure any ambiguity, (ii) to conform the provisions of the Trust Agreement to the information contained in the prospectus or to correct or supplement any provision herein, (iii) to make any other provision with respect to matters or questions arising under the Trust Agreement or (iv) to add, delete, or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder or certificateholder or adversely affect the tax status of the Issuing Entity. An amendment will not be deemed to adversely affect in any material respect the interests of any noteholder or certificateholder and no opinion referred to in the preceding proviso will be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each applicable class of Notes. The Trust Agreement may also be amended from time to time by the Depositor, the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent, with the prior written consent of the Rating Agencies, the holders of Notes evidencing more than 66⅔% of the Note Principal Balance of the Notes and the holder of the Owner Trust Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the holder of the Owner Trust Certificate; provided, however, that no such amendment will, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Issuing Entity; and provided, further, that no such amendment will (a) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the Collateral or payments that will be required to be made for the benefit of the Noteholders or the holder of the Owner Trust Certificate or (b) reduce the aforesaid percentage of the Note Principal Balance of the Notes required to consent to or to waive the requirement for any holder of the Owner Trust Certificate to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the holder of the Owner Trust Certificate.

Voting Rights

As of any date of determination:

•	holders of the Class C Notes will be allocated 1% of all voting rights in respect of the Notes (collectively, the “Voting Rights”), and

•	holders of the other classes of Notes will be allocated the remaining Voting Rights in proportion to their respective outstanding Note Principal Balances.

Voting Rights will be allocated among the Notes of each class in accordance with their respective Percentage Interests.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Sale and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which the amount is to be distributed to noteholders. The Master Servicer must exercise this right on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent.

Master Servicer Defaults

Master Servicer Defaults will consist of:

(1) any failure by the Master Servicer to deposit in the Collection Account or the Payment Account the required amounts or remit to the Indenture Trustee any payment (including an Advance required to be made under the terms of the Sale and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Indenture Trustee or the Depositor, or to the Indenture Trustee and the Master Servicer by the holders of Notes evidencing not less than 25% of the Voting Rights,

(2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Sale and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Indenture Trustee or the Depositor, or to the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Voting Rights,

(3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6) the Master Servicer shall fail to reimburse, in full, the Indenture Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Payment Date for any Advance made by the Indenture Trustee together with accrued and unpaid interest.

Rights Upon Master Servicer Default

So long as a Master Servicer Default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee shall, but only upon the receipt of instructions from holders of Notes having not less than 25% of the Voting Rights terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Sale and Servicing Agreement, including the obligation to make Advances. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No noteholder, solely by virtue of the holder’s status as a noteholder, will have any right under the Sale and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Indenture Trustee written notice of the continuation of a Master Servicer Default and unless the holders of Notes having not less than 25% of the Voting Rights have made a written request to the Indenture Trustee to institute the proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute the proceeding.

Within 60 days after the occurrence of any Master Servicer Default, the Indenture Trustee shall transmit by mail to all holders of the Notes notice of each Master Servicer Default known to the Indenture Trustee, except for any Master Servicer Default that has been cured or waived.

Events of Default Under the Indenture

An “Indenture Default” is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Issuing Entity pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Issuing Entity following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the property of the Issuing Entity would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66⅔% of the aggregate Note Principal Amount of the Notes. If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in “—Distributions” above.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% of the Note Principal Balance of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

None of the Indenture Trustee, the Master Servicer nor the Owner Trustee in their respective individual capacities, nor the holder of the Owner Trust Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Optional Redemption

The Seller will have the right to purchase all remaining Mortgage Loans and REO Properties in the Issuing Entity and thereby effect early retirement of all the Notes, on any Payment Date on or after the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Issuing Entity is less than or equal to 10% of the Cut-off Date Pool Principal Balance (the “Optional Redemption Date”).

In the event the option is exercised by the Seller, the purchase will be made at a price equal to the sum of:

(1) 100% of the Stated Principal Balance of each Mortgage Loan in the Issuing Entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

(2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Issuing Entity.

Notice of any termination, specifying the Payment Date on which related noteholders may surrender their Notes for payment of the final distribution and cancellation, will be given promptly by the Indenture Trustee by letter to related noteholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Payment Date upon which final distribution on related Notes will be made upon presentation and surrender of the Notes at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Payment Date is not applicable, distributions being made only upon presentation and surrender of the Notes at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Collection Account to be remitted to the Indenture Trustee for deposit in the Payment Account on the Business Day prior to the applicable Payment Date in an amount equal to the final distribution in respect of the Notes. At or prior to the time of making the final payment on the Notes, the Master Servicer as agent of the Indenture Trustee will sell all of the assets of the Issuing Entity to the Seller for cash. Proceeds from a purchase will be distributed to the noteholders in the priority described above under “— Distributions” and “— Overcollateralization Provisions” and will reflect the current Note Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Notes, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under “— Overcollateralization Provisions.”

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Notes is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in redemption of the Notes. At the time of the making of the final payment on the Notes, the Indenture Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Owner Trust Certificate all cash on hand related to the Owner Trust Certificate, and the Issuing Entity will terminate at that time. Once the Issuing Entity has been terminated, noteholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters related to the Master Servicer, the Depositor and the Seller and Countrywide Home Loans

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the Issuing Entity. See “The Agreements — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Sale and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller and Countrywide Home Loans.

The Indenture Trustee

The Bank of New York will be the Indenture Trustee under the Indenture. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Offered Notes may be surrendered at the Corporate Trust Office of the Indenture Trustee located at 101 Barclay Street, New York, New York 10286 or another addresses as the Indenture Trustee may designate from time to time.

The Indenture Trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Indenture or the Sale and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Indenture Trustee will not be liable, individually or as Indenture Trustee,

•	for an error of judgment made in good faith by a responsible officer of the Indenture Trustee, unless the Indenture Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Notes evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee under the Indenture or the Sale and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Indenture or the Sale and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Indenture or the Sale and Servicing Agreement (other than as issuer of the investment security).

The Indenture Trustee is also entitled to rely without further investigation upon any resolution, officer’s note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Indenture provides that the Indenture Trustee and any successor Indenture Trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Notes below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Indenture Trustee no longer meets the foregoing requirements, the Indenture Trustee has agreed to resign immediately.

The Indenture Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the noteholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor Indenture Trustee has been appointed. If a successor Indenture Trustee has not been appointed within 30 days after the Indenture Trustee gives notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Depositor or the Master Servicer may remove the Indenture Trustee and appoint a successor Indenture Trustee if:

•	the Indenture Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Indenture Trustee by the Depositor,

•
the Indenture Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property is appointed, or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
(iii)(A) a tax is imposed with respect to the Issuing Entity by any state in which the Indenture Trustee or the Issuing Entity is located, (B) the imposition of the tax would be avoided by the appointment of a different Indenture Trustee and (C) the Indenture Trustee fails to indemnify the Issuing Entity against the tax.

In addition, the holders of Notes evidencing at least 51% of the Voting Rights of each Class of Notes may at any time remove the Indenture Trustee and appoint a successor Indenture Trustee. Notice of any removal of the Indenture Trustee shall be given to each Rating Agency by the successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor Indenture Trustee.

A successor Indenture Trustee will not be appointed unless the successor Indenture Trustee meets the eligibility requirements described above, and its appointment does not adversely affect the then-current ratings of the Notes.

In addition to having express duties under the Indenture and the Sale and Servicing Agreement, the Indenture Trustee, may have certain duties under applicable law. In general, the Indenture Trustee will be subject to certain federal laws including the Trust Indenture Act of 1939 and, because the Indenture and the Sale and Servicing Agreement are governed by New York law, certain New York state laws.

Ownership of the Owner Trust Certificate

On the Closing Date, the Owner Trust Certificate will be acquired by GSC Capital Corp. QRS Delaware Real Estate Holdings, Inc., a Delaware corporation and, assuming the proper election is made, a qualified REIT subsidiary of the Sponsor.

Restrictions on Investment, Suitability Requirements

An investment in the Notes may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Notes.

THE REMIC CLASS A NOTES AND REMIC CLASS M NOTES

As described under “Federal Income Tax Consequences—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement, upon the occurrence of a TMP Trigger Event as defined under such heading and subject to subject to other certain preconditions described under such heading, the REMIC Class A Notes and Class M Notes will be issued in exchange for the Offered Notes. The REMIC Class A Notes and Class M Notes, if issued, will evidence ownership interests in the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates. The REMIC Class A Notes and Class M Notes and the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates are, subject to the conditions precedent to their issuance, offered hereby.

Exchange Mandatory

If a TMP Trigger Event and the other preconditions to their issuance occur, then the REMIC Class A Notes and Class M Notes will be issued in exchange for the Offered Notes. Such exchange will be mandatory. Investors in the Offered Notes will become investors in the REMIC Class A Notes and Class M Notes. Following a TMP Trigger Event, the other preconditions to the issuance of the REMIC Class A Notes and Class M Notes is the Master Servicer shall have purchased the REO properties held by the Issuing Entity at fair market value.

Sale of REO Properties

With respect to each REO property held by the Issuing Entity at the time of a TMP Trigger Event, the Master Servicer will purchase such REO property at the fair market value of such property. If such price would result in the allocation of any Realized Losses to any of the Offered Notes, the amount of any such Realized Losses shall be contributed by the party causing the TMP Trigger Event. If at the time of any such sale the REO properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the Master Servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These Realized Losses, if any, on the mortgage loans will be allocated to the Subordinate Notes in reverse order of seniority if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the related classes of Offered Notes. In addition, if the Issuing Entity contains a significant number of REO properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties might have been spread out over a longer period.

Restrictions on Foreclosure

Under restrictions set forth in the Sale and Servicing Agreement, the Master Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loan 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property, along with all other ineligible assets owned by the Underlying REMIC Trust (as defined under “Federal Income Tax Consequences—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement), to exceed 0.75% of the adjusted basis of the assets in the Underlying REMIC Trust, the Master Servicer would not be permitted to acquire title to the mortgaged property on behalf of the Underlying REMIC Trust. Instead, the Master Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or otherwise. In addition, if the Master Servicer determines that following a payment on any Payment Date the adjusted bases of such REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, would exceed 1.0% of the adjusted bases of the assets of the Underlying REMIC Trust, then prior to that Payment Date, the Master Servicer will be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, such that the adjusted bases of such REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, will not exceed 1.0% of the adjusted bases of the assets of the Underlying REMIC Trust. The foregoing restrictions may influence the Master Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Class A Notes and Class M Notes

If the REMIC Class A Notes and Class M Notes are issued, each class of REMIC Class A Notes and Class M Notes will have a pass-through rate for each Payment Date equal to the lesser of (i) the Note Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes for such Payment Date had the REMIC Class A Notes and Class M Notes not been issued and (ii) the Net Rate Cap .

The “Net Rate Cap” for the REMIC Class A Notes and Class M Notes and for each Payment Date is equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the Swap Adjustment Rate for such Payment Date. The “Swap Adjustment Rate” for the REMIC Class A Notes and Class M Notes and for each Payment Date is a fraction, expressed as a percentage, the numerator of which is equal to the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Payment Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (b) any Swap Termination Payment payable to the Swap Counterparty for such Payment Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans. The “Net Rate Carryover” for the REMIC Class A Notes and Class M Notes and on any Payment Date is the excess of (1) the amount of interest that such class would have accrued for such Payment Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over (2) the amount of interest such class accrued on such Payment Date based on the Net Rate Cap, plus the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap). Investors should note, though, that the ratings of the rating agencies do not address the likelihood of receipt by investors in the REMIC Class A Notes and Class M Notes of any Net Rate Carryover. The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Class A Notes and Class M Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes had the REMIC Class A Notes and Class M Notes not been issued.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Notes generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Mortgage Loans in each loan group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should the Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Indenture Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 34.09% of the Mortgage Loans in the Statistical Calculation Pool, by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, approximately 78.18% of the Mortgage Loans in the Statistical Calculation Pool, by aggregate Stated Principal Balance as of the Cut-off Date, provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

Prepayments and Yields for the Offered Notes

The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage. In particular, in the case of an Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. We can give no assurance as to the level of prepayment that the Mortgage Loans will experience.

Although the Mortgage Rates on the Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Note Rates on the Adjustable Rate Notes and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Notes. The Mortgage Rate applicable to all or substantially all of the Mortgage Loans and any Adjustment Date will be based on the related Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the Mortgage Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Rate. In addition, it is expected that a substantial portion of the Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

Although amounts allocated to the Issuing Entity in respect of the Swap Contract will be available to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Adjustable Rate Notes and to restore or maintain overcollateralization for those Notes to the extent described under “Description of the Notes — The Swap Contract” above, on or prior to the Swap Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts.

In addition, for so long as one-month LIBOR is less than 5.4500% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.4500% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the Issuing Entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the Adjustable Rate Notes. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Adjustable Rate Notes. As of June 21, 2006, One-Month LIBOR is 5.30219%.

Maturity Date

Assuming that, among other things,

•	no prepayments are received on the Mortgage Loans and

•	scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received,

•  the Payment Date (the “Maturity Date” ) that occurs one month following the Payment Date on which the Note Principal Balance of the applicable class of Offered Notes would be reduced to zero is:

Class of Notes	Payment Date
Class A-1	May 2036
Class A-2	May 2036
Class M-1	March 2036
Class M-2	February 2036
Class M-3	January 2036
Class M-4	December 2035
Class M-5	November 2035
Class M-6	September 2035
Class M-7	July 2035
Class M-8	March 2035

The actual final Payment Date with respect to each class of these Notes could occur significantly earlier than the Maturity Date because:

•	prepayments are likely to occur which will be applied to the payment of the Note Principal Balances thereof, and

•
the Seller may purchase all the Mortgage Loans in the Issuing Entity when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Issuing Entity is less than or equal to 10% of the Cut-off Date Pool Principal Balance.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement (“Prepayment Model”) is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

The Prepayment Model used in this prospectus supplement (“Prepayment Vector” or “PV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% PV assumes 25% CPR. As used in the tables, 100% of the Prepayment Model means 100% PV.

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Note Principal Balance of each class of Offered Notes outstanding at the respective percentages of the Prepayment Model that will be outstanding as of the twelfth Payment Date and every twelfth Payment Date thereafter. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Notes to maturity and to optional redemption at the respective percentages of the Prepayment Model. Each weighted average life of any Note presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial respective Note Principal Balance for the class of Notes.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1) the Mortgage Loans prepay at the indicated percentage of the Prepayment Model,

(2) distributions on the Notes are received, in cash, on the 25th day of each month, commencing in July 2006, in accordance with the payment priorities defined in this prospectus supplement,

(3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

(4) Scheduled Payments are assumed to be received on the first day of each month commencing in July 2006, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in June 2006, and include 30 days’ interest thereon,

(5) the levels of 1-month LIBOR, 6-month LIBOR, 12-month LIBOR and 1-Year CMT remain constant at 5.294% per annum, 5.553% per annum, 5.662% per annum and 5.225% per annum, respectively,

(6) the Note Margins for the Offered Notes remain constant at the rates applicable on or prior to the Optional Redemption Date and the Note Margins for the Offered Notes are adjusted accordingly on any Payment Date after the Optional Redemption Date,

(7) the Notes are issued on June 23, 2006,

(8) the Mortgage Rate for each Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a) the assumed level of the applicable Mortgage Index, and

(b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(9) except as indicated with respect to the weighted average lives to maturity, the optional redemption is not exercised on the Optional Redemption Date,

(10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan by its remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(12) scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above, and

(13) Mortgage Loans having the approximate characteristics described below:

Principal Balance ($)	Current Gross Mortgage Rate (%)	Adjusted Net Mortgage Rate (%)	Remaining Interest Only Period (months)	Remaining Term to Maturity	Remaining Amortization Term	Index	Gross Margin (%)	Months To Next Adjustment Date	Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Expense Fee Rate (%)	Subsequent Expense Fee Rate (%)
177,328.89	7.375000	6.991000	NA	358	358	LIBOR_1MO	3.250000	1	1	N/A	N/A	12.000000	3.250000	0.384000	0.384000
1,315,929.43	6.660527	6.276527	118	358	240	LIBOR_1MO	3.160507	1	1	N/A	N/A	12.000000	3.160507	0.384000	0.384000
2,217,979.38	6.849854	6.465854	116	356	240	LIBOR_1MO	2.854984	1	1	N/A	N/A	12.000000	2.854984	0.384000	0.384000
9,211,186.60	5.544369	5.160369	NA	358	358	LIBOR_6MO	2.005064	4	6	1.0000	1.0000	11.544369	2.005064	0.384000	0.384000
838,282.97	5.875000	5.491000	NA	358	358	LIBOR_6MO	2.000000	4	6	1.0000	1.0000	11.875000	2.000000	0.384000	0.384000
260,000.00	7.000000	6.616000	118	358	240	LIBOR_6MO	2.250000	4	6	6.0000	1.0000	13.000000	2.250000	0.384000	0.384000
36,624,525.17	5.921223	5.532913	NA	358	358	CMT_1YR	2.845477	10	12	2.0423	2.0000	11.910089	2.845477	0.388310	0.388310
4,615,327.41	5.702847	5.318847	NA	357	357	LIBOR_1YR	2.260353	9	12	2.0000	2.0000	11.610159	2.268504	0.384000	0.384000
10,448,057.96	5.656884	5.272884	NA	358	358	CMT_1YR	2.850721	10	12	2.0000	2.0000	11.656884	2.850721	0.384000	0.384000
199,786.19	5.625000	5.241000	NA	359	359	CMT_1YR	2.750000	11	12	2.0000	2.0000	11.625000	2.750000	0.384000	0.384000
16,473,745.90	6.499633	6.115633	118	358	240	LIBOR_1YR	2.250000	10	12	2.0000	2.0000	12.140620	2.250000	0.384000	0.384000
2,126,512.52	6.088525	5.704525	NA	357	357	LIBOR_1YR	2.750000	21	12	2.0000	2.0000	12.088525	2.750000	0.384000	0.384000
9,417,345.04	7.252389	6.868389	NA	358	358	LIBOR_6MO	4.923598	22	6	3.0000	1.0000	13.205177	5.896711	0.384000	0.384000
138,430.79	6.340000	5.956000	NA	359	359	LIBOR_6MO	5.340000	23	6	3.0000	1.0000	12.340000	6.340000	0.384000	0.384000
151,069.56	6.740000	6.356000	NA	359	359	LIBOR_6MO	5.740000	23	6	3.0000	1.0000	12.740000	6.740000	0.384000	0.384000
3,918,893.97	6.979243	6.595243	NA	359	359	LIBOR_6MO	4.975933	23	6	3.0000	1.0000	13.104670	6.979243	0.384000	0.384000
344,488.54	6.505269	6.121269	NA	359	359	LIBOR_6MO	5.505269	23	6	3.0000	1.0000	12.505269	6.505269	0.384000	0.384000
1,114,500.27	7.017700	6.633700	NA	359	359	LIBOR_6MO	6.017700	23	6	3.0000	1.0000	13.017700	7.017700	0.384000	0.384000
546,280.21	6.111027	5.727027	NA	358	358	LIBOR_6MO	5.111027	22	6	3.0000	1.0000	12.111027	6.111027	0.384000	0.384000
382,495.13	6.640000	6.256000	NA	358	358	LIBOR_6MO	5.640000	22	6	3.0000	1.0000	12.640000	6.640000	0.384000	0.384000
512,360.47	6.774465	6.390465	NA	359	359	LIBOR_6MO	5.774465	23	6	3.0000	1.0000	12.774465	6.774465	0.384000	0.384000
3,483,170.05	6.995509	6.611509	NA	358	358	LIBOR_6MO	6.041403	22	6	3.0000	1.0000	12.995509	6.995509	0.384000	0.384000
206,213.04	6.490000	6.106000	NA	359	359	LIBOR_6MO	5.490000	23	6	3.0000	1.0000	12.490000	6.490000	0.384000	0.384000
203,657.94	6.900000	6.516000	NA	358	358	LIBOR_6MO	1.910000	22	6	3.0000	1.0000	13.900000	6.900000	0.384000	0.384000
675,999.99	8.875000	8.491000	22	358	336	LIBOR_6MO	5.000000	22	6	6.0000	2.0000	14.875000	5.000000	0.384000	0.384000
224,000.00	6.770000	6.386000	23	359	336	LIBOR_6MO	5.770000	23	6	3.0000	1.0000	12.770000	6.770000	0.384000	0.384000
15,043,816.45	7.259133	6.875133	58	358	300	LIBOR_6MO	6.035033	22	6	3.0000	1.0000	13.250713	7.200664	0.384000	0.384000
1,378,800.00	7.660255	7.276255	58	358	300	LIBOR_6MO	5.354720	22	6	3.0000	1.0000	13.801247	7.660255	0.384000	0.384000
374,400.00	6.840000	6.456000	59	359	300	LIBOR_6MO	5.840000	23	6	3.0000	1.0000	12.840000	6.840000	0.384000	0.384000
224,000.00	5.840000	5.456000	58	358	300	LIBOR_6MO	4.840000	22	6	3.0000	1.0000	11.840000	5.840000	0.384000	0.384000
50,818,409.42	6.854378	6.470378	58	358	300	LIBOR_6MO	5.839535	22	6	3.0000	1.0000	12.858078	6.854378	0.384000	0.384000
396,400.00	6.102815	5.718815	59	359	300	LIBOR_6MO	5.102815	23	6	3.0000	1.0000	12.102815	6.102815	0.384000	0.384000
2,848,614.24	6.670750	6.286750	58	358	300	LIBOR_6MO	5.670750	22	6	3.0000	1.0000	12.670750	6.670750	0.384000	0.384000
434,400.00	7.607403	7.223403	59	359	300	LIBOR_6MO	6.607403	23	6	3.0000	1.0000	13.607403	7.607403	0.384000	0.384000
1,829,999.65	6.526612	6.142612	59	359	300	LIBOR_6MO	5.526612	23	6	3.0000	1.0000	12.526612	6.526612	0.384000	0.384000
15,153,805.49	6.618479	6.234479	59	359	300	LIBOR_6MO	5.618479	23	6	3.0000	1.0000	12.618479	6.618479	0.384000	0.384000
10,916,171.85	7.102004	6.718004	118	358	240	LIBOR_6MO	2.414658	22	6	3.0000	1.0000	12.529934	2.414658	0.384000	0.384000
1,384,980.83	6.349033	5.965033	118	358	240	LIBOR_6MO	2.682851	22	6	3.0000	1.0000	12.349033	2.682851	0.384000	0.384000
820,000.00	6.289634	5.905634	119	359	240	LIBOR_6MO	2.664634	23	6	3.0000	1.0000	12.289634	2.664634	0.384000	0.384000
1,741,999.17	6.437658	6.053658	118	358	240	LIBOR_6MO	2.500000	22	6	3.0000	1.0000	12.437658	2.500000	0.384000	0.384000
1,117,919.81	6.375000	5.991000	NA	358	358	LIBOR_1YR	2.250000	34	12	2.0000	2.0000	12.375000	2.250000	0.384000	0.384000
4,711,866.67	6.968746	6.584746	NA	358	358	LIBOR_6MO	2.885727	34	6	4.6700	1.0000	12.881676	2.963662	0.384000	0.384000
262,523.20	6.500000	6.116000	NA	358	358	LIBOR_6MO	2.750000	34	6	5.0000	1.0000	12.500000	2.750000	0.384000	0.384000
772,579.77	6.441057	6.057057	NA	358	358	LIBOR_6MO	3.070749	34	6	4.5328	1.0000	12.441057	3.304332	0.384000	0.384000
244,725.04	6.490000	6.106000	NA	359	359	LIBOR_6MO	5.490000	35	6	3.0000	1.0000	12.490000	6.490000	0.384000	0.384000
185,432.87	6.520000	6.136000	NA	359	359	LIBOR_6MO	5.520000	35	6	3.0000	1.0000	12.520000	6.520000	0.384000	0.384000
287,780.85	7.375000	6.991000	NA	359	359	LIBOR_6MO	2.750000	35	6	5.0000	1.0000	13.375000	2.750000	0.384000	0.384000
128,750.00	6.500000	6.116000	34	358	324	LIBOR_6MO	5.000000	34	6	6.0000	2.0000	12.500000	5.000000	0.384000	0.384000
390,000.00	7.500000	7.116000	34	358	324	LIBOR_6MO	2.250000	34	6	2.0000	1.0000	12.500000	2.250000	0.384000	0.384000
325,600.00	6.890000	6.506000	59	359	300	LIBOR_6MO	5.890000	35	6	3.0000	1.0000	12.890000	6.890000	0.384000	0.384000
3,127,276.37	6.574164	6.190164	58	358	300	LIBOR_6MO	5.574164	34	6	3.0000	1.0000	12.574164	6.574164	0.384000	0.384000
151,200.00	6.540000	6.156000	59	359	300	LIBOR_6MO	5.540000	35	6	3.0000	1.0000	12.540000	6.540000	0.384000	0.384000
450,400.00	5.993819	5.609819	58	358	300	LIBOR_6MO	4.993819	34	6	3.0000	1.0000	11.993819	5.993819	0.384000	0.384000
432,250.00	7.050000	6.666000	59	359	300	LIBOR_6MO	6.050000	35	6	3.0000	1.0000	13.050000	7.050000	0.384000	0.384000
62,047,245.86	6.773658	6.389658	118	358	240	LIBOR_6MO	2.407344	34	6	4.9537	1.0000	12.750529	2.407344	0.384000	0.384000
212,575.98	6.500000	6.116000	118	358	240	LIBOR_6MO	2.250000	34	6	3.0000	1.0000	11.500000	2.250000	0.384000	0.384000
9,766,475.50	6.737962	6.353962	118	358	240	LIBOR_6MO	2.418935	34	6	4.9530	1.0000	12.714598	2.418935	0.384000	0.384000
13,597,119.34	6.677160	6.293160	118	358	240	LIBOR_6MO	2.480499	34	6	5.0385	1.0385	12.677160	2.480499	0.384000	0.384000
7,351,799.76	6.668231	6.284231	118	358	240	LIBOR_6MO	2.559924	34	6	5.0000	1.0000	12.668231	2.559924	0.384000	0.384000
659,400.00	6.500000	6.116000	118	358	240	LIBOR_6MO	2.250000	34	6	5.0000	1.0000	12.500000	2.250000	0.384000	0.384000
152,000.00	7.500000	7.116000	118	358	240	LIBOR_6MO	2.750000	34	6	5.0000	1.0000	13.500000	2.750000	0.384000	0.384000
125,000.00	6.000000	5.616000	118	358	240	LIBOR_6MO	2.250000	34	6	5.0000	1.0000	12.000000	2.250000	0.384000	0.384000
564,300.00	6.817451	6.433451	118	358	240	LIBOR_6MO	2.605396	34	6	5.0000	1.0000	12.817451	2.605396	0.384000	0.384000
228,000.00	7.125000	6.741000	119	359	240	LIBOR_6MO	2.250000	35	6	5.0000	1.0000	13.125000	2.250000	0.384000	0.384000
729,600.00	7.498081	7.114081	118	358	240	LIBOR_6MO	2.750000	34	6	5.0000	1.0000	13.498081	2.750000	0.384000	0.384000
1,688,823.75	7.032135	6.648135	NA	357	477	LIBOR_6MO	2.593815	33	6	5.0000	1.0000	13.032135	2.593815	0.384000	0.384000
223,840.44	7.250000	6.866000	NA	358	478	LIBOR_6MO	2.750000	34	6	5.0000	1.0000	13.250000	2.750000	0.384000	0.384000
175,703.56	6.750000	6.366000	NA	356	476	LIBOR_6MO	2.750000	32	6	5.0000	1.0000	12.750000	2.750000	0.384000	0.384000
396,305.42	6.081341	5.697341	NA	356	476	LIBOR_6MO	2.750000	32	6	5.0000	1.0000	12.081341	2.750000	0.384000	0.384000
3,671,075.77	5.778786	5.499786	NA	351	351	LIBOR_1YR	2.250000	51	12	5.6235	2.0000	11.402315	2.250000	0.279000	0.279000
6,264,293.66	6.744303	6.485303	NA	358	358	LIBOR_1YR	2.508096	58	12	5.5611	2.0000	12.305419	2.508096	0.259000	0.384000
10,327,630.94	7.427088	7.043088	NA	358	358	LIBOR_6MO	2.430327	58	6	5.0579	1.0579	12.485095	2.438479	0.384000	0.384000
152,559.46	8.375000	7.991000	NA	358	358	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	13.375000	3.375000	0.384000	0.384000
301,055.98	8.375000	7.991000	NA	358	358	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	13.375000	3.375000	0.384000	0.384000
410,151.85	7.211793	6.827793	NA	358	358	LIBOR_6MO	2.750000	58	6	5.0000	1.0000	12.211793	2.750000	0.384000	0.384000
178,890.55	6.750000	6.366000	NA	358	358	LIBOR_6MO	2.750000	58	6	5.0000	1.0000	11.750000	2.750000	0.384000	0.384000
1,263,553.96	6.103034	5.844034	NA	360	360	LIBOR_6MO	3.300155	60	6	6.0000	2.0000	12.103034	3.300155	0.259000	0.384000
1,264,200.00	6.273137	6.014137	59	359	300	CMT_1YR	2.750000	59	12	5.0000	2.0000	11.273137	2.750000	0.259000	0.384000
40,608,165.24	6.299809	6.034945	59	359	300	LIBOR_1YR	2.281631	59	12	5.0935	2.0000	11.393312	2.281631	0.264864	0.389864
3,933,290.75	7.084714	6.700714	57	357	300	LIBOR_6MO	2.306873	57	6	4.6320	1.0000	12.268721	2.965074	0.384000	0.384000
5,718,024.99	6.785321	6.526321	60	360	300	LIBOR_6MO	3.245067	60	6	5.8716	1.8716	12.656929	3.501288	0.259000	0.384000
292,137.38	7.500000	7.116000	57	357	300	LIBOR_6MO	2.250000	57	6	5.0000	1.0000	12.500000	2.250000	0.384000	0.384000
728,000.00	8.375000	7.991000	58	358	300	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	13.375000	2.250000	0.384000	0.384000
5,680,982.00	6.232511	5.973511	59	359	300	LIBOR_1YR	2.250000	59	12	5.0000	2.0000	11.232511	2.250000	0.259000	0.384000
600,000.00	7.400000	7.016000	59	359	300	LIBOR_6MO	2.260000	59	6	5.0000	1.0000	12.400000	7.400000	0.384000	0.384000
1,362,700.00	6.384531	6.125531	60	360	300	LIBOR_6MO	3.115405	60	6	6.0000	2.0000	12.384531	3.115405	0.259000	0.384000
521,600.00	6.500000	6.116000	59	359	300	LIBOR_6MO	1.510000	59	6	3.0000	1.0000	13.500000	6.500000	0.384000	0.384000
118,230.00	6.500000	6.116000	57	357	300	LIBOR_6MO	2.250000	57	6	5.0000	1.0000	11.500000	2.250000	0.384000	0.384000
672,000.00	6.500000	6.241000	58	358	300	LIBOR_1YR	2.250000	58	12	5.0000	2.0000	11.500000	2.250000	0.259000	0.384000
1,282,081.42	6.941977	6.557977	58	358	300	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.941977	2.250000	0.384000	0.384000
4,250,299.99	6.677208	6.418208	60	360	300	LIBOR_6MO	3.336412	60	6	5.9759	1.9759	12.653116	3.818469	0.259000	0.384000
1,630,400.00	7.341487	6.957487	58	358	300	LIBOR_6MO	1.967655	58	6	4.7792	1.0000	12.562291	4.370437	0.384000	0.384000
681,100.00	5.959285	5.700285	59	359	300	LIBOR_6MO	3.471251	59	6	6.0000	2.0000	11.959285	3.471251	0.259000	0.384000
6,323,907.16	6.571344	6.312344	118	358	240	LIBOR_1YR	2.589787	58	12	5.6796	2.0000	12.250917	2.589787	0.259000	0.384000
98,795,236.21	7.278078	6.894078	118	358	240	LIBOR_6MO	2.364509	58	6	5.0104	1.0476	12.288571	2.369096	0.384000	0.384000
234,500.00	7.375000	7.116000	119	359	240	LIBOR_6MO	2.250000	59	6	6.0000	2.0000	13.375000	2.250000	0.259000	0.384000
304,500.00	7.750000	7.366000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	12.750000	2.250000	0.384000	0.384000
201,159.00	6.500000	6.116000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.500000	2.250000	0.384000	0.384000
1,053,660.00	6.047848	5.788848	120	360	240	LIBOR_1YR	2.250000	60	12	5.0000	2.0000	11.047848	2.250000	0.259000	0.384000
1,738,943.95	7.169657	6.785657	118	358	240	LIBOR_6MO	2.438512	58	6	5.0000	1.0000	12.170517	2.438512	0.384000	0.384000
180,000.00	7.250000	6.866000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	12.250000	2.250000	0.384000	0.384000
172,982.42	7.875000	7.491000	118	358	240	LIBOR_6MO	2.750000	58	6	5.0000	1.0000	12.875000	2.875000	0.384000	0.384000
405,864.54	7.104389	6.720389	118	358	240	LIBOR_6MO	3.458778	58	6	5.0000	1.0000	12.104389	3.458778	0.384000	0.384000
766,956.00	6.800641	6.416641	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.800641	2.250000	0.384000	0.384000
6,113,442.48	7.176419	6.792419	118	358	240	LIBOR_6MO	2.654846	58	6	5.0000	1.0000	12.176842	2.654846	0.384000	0.384000
5,542,437.82	6.859767	6.475767	118	358	240	LIBOR_6MO	2.363878	58	6	5.4912	1.4912	12.350968	2.363878	0.384000	0.384000
567,200.00	7.750000	7.491000	120	360	240	LIBOR_6MO	2.250000	60	6	5.0000	1.0000	12.750000	2.250000	0.259000	0.384000
408,256.99	6.625000	6.241000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.630000	2.250000	0.384000	0.384000
2,720,562.86	6.982705	6.598705	118	358	240	LIBOR_6MO	2.368983	58	6	5.0000	1.0000	11.982705	2.368983	0.384000	0.384000
173,600.00	7.500000	7.116000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	12.500000	2.250000	0.384000	0.384000
522,324.13	6.625000	6.241000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.625000	2.250000	0.384000	0.384000
400,000.00	6.750000	6.491000	118	358	240	LIBOR_1YR	2.750000	58	12	6.0000	2.0000	12.750000	2.750000	0.259000	0.384000
118,999.99	6.875000	6.491000	118	358	240	LIBOR_6MO	2.750000	58	6	5.0000	1.0000	11.875000	2.750000	0.384000	0.384000
384,950.00	6.250000	5.866000	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.250000	2.250000	0.384000	0.384000
1,000,000.00	6.750000	6.491000	119	359	240	LIBOR_1YR	2.250000	59	12	5.0000	2.0000	11.750000	2.250000	0.259000	0.384000
872,632.46	6.600543	6.216543	118	358	240	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.600543	2.250000	0.384000	0.384000
512,157.88	5.750000	5.491000	NA	346	346	LIBOR_1YR	2.500000	46	12	6.0000	2.0000	11.750000	2.500000	0.259000	0.384000
368,013.53	6.208070	5.949070	105	345	240	LIBOR_1YR	2.750000	45	12	6.0000	2.0000	12.208070	2.750000	0.259000	0.384000
215,660.45	6.500000	6.116000	NA	358	478	LIBOR_6MO	2.750000	58	6	5.0000	1.0000	11.500000	2.750000	0.384000	0.384000
219,819.71	6.750000	6.366000	NA	358	478	LIBOR_6MO	2.250000	58	6	5.0000	1.0000	11.750000	2.250000	0.384000	0.384000

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class A-1 and Class A-2
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	78	73	68	60
June 23, 2008	100	61	53	45	34
June 23, 2009	99	47	38	29	19
June 23, 2010	99	38	29	22	14
June 23, 2011	99	30	22	15	9
June 23, 2012	98	24	16	11	5
June 23, 2013	97	19	12	7	3
June 23, 2014	97	15	9	5	2
June 23, 2015	96	12	7	4	1
June 23, 2016	95	9	5	2	1
June 23, 2017	93	7	4	2	*
June 23, 2018	91	6	3	1	0
June 23, 2019	88	5	2	1	0
June 23, 2020	86	4	1	*	0
June 23, 2021	83	3	1	*	0
June 23, 2022	80	2	*	0	0
June 23, 2023	76	2	*	0	0
June 23, 2024	73	1	*	0	0
June 23, 2025	69	1	0	0	0
June 23, 2026	64	*	0	0	0
June 23, 2027	59	*	0	0	0
June 23, 2028	54	*	0	0	0
June 23, 2029	48	0	0	0	0
June 23, 2030	43	0	0	0	0
June 23, 2031	37	0	0	0	0
June 23, 2032	31	0	0	0	0
June 23, 2033	24	0	0	0	0
June 23, 2034	16	0	0	0	0
June 23, 2035	8	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	21.56	4.16	3.27	2.65	2.00
Weighted Average Life to Optional Redemption (in years)	21.51	3.83	2.99	2.41	1.82

S-

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-1
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	12
June 23, 2013	100	41	26	16	7
June 23, 2014	100	33	19	11	0
June 23, 2015	100	26	14	8	0
June 23, 2016	100	20	11	2	0
June 23, 2017	100	16	8	0	0
June 23, 2018	100	13	3	0	0
June 23, 2019	100	10	0	0	0
June 23, 2020	100	8	0	0	0
June 23, 2021	100	4	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	17	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.96	7.21	5.73	4.85	4.14
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.25	4.45	3.84

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-2
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	12
June 23, 2013	100	41	26	16	4
June 23, 2014	100	33	19	11	0
June 23, 2015	100	26	14	6	0
June 23, 2016	100	20	11	0	0
June 23, 2017	100	16	7	0	0
June 23, 2018	100	13	0	0	0
June 23, 2019	100	10	0	0	0
June 23, 2020	100	5	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	17	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.96	7.15	5.67	4.78	4.06
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.24	4.42	3.79

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-3
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	12
June 23, 2013	100	41	26	16	0
June 23, 2014	100	33	19	11	0
June 23, 2015	100	26	14	0	0
June 23, 2016	100	20	11	0	0
June 23, 2017	100	16	0	0	0
June 23, 2018	100	13	0	0	0
June 23, 2019	100	9	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	17	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.95	7.08	5.61	4.73	3.99
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.24	4.42	3.76

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-4
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	12
June 23, 2013	100	41	26	16	0
June 23, 2014	100	33	19	8	0
June 23, 2015	100	26	14	0	0
June 23, 2016	100	20	5	0	0
June 23, 2017	100	16	0	0	0
June 23, 2018	100	13	0	0	0
June 23, 2019	100	0	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	17	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.94	7.01	5.55	4.68	3.93
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.24	4.42	3.73

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-5
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	*
June 23, 2013	100	41	26	16	0
June 23, 2014	100	33	19	0	0
June 23, 2015	100	26	14	0	0
June 23, 2016	100	20	0	0	0
June 23, 2017	100	16	0	0	0
June 23, 2018	100	5	0	0	0
June 23, 2019	100	0	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	17	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.93	6.93	5.49	4.60	3.87
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.24	4.39	3.72

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-6
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	19
June 23, 2012	100	52	35	23	0
June 23, 2013	100	41	26	10	0
June 23, 2014	100	33	19	0	0
June 23, 2015	100	26	2	0	0
June 23, 2016	100	20	0	0	0
June 23, 2017	100	10	0	0	0
June 23, 2018	100	0	0	0	0
June 23, 2019	100	0	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	15	0	0	0	0
June 23, 2036	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.90	6.81	5.39	4.52	3.81
Weighted Average Life to Optional Redemption (in years)	26.87	6.64	5.24	4.39	3.72

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-7
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	30
June 23, 2011	100	65	47	33	5
June 23, 2012	100	52	35	22	0
June 23, 2013	100	41	26	0	0
June 23, 2014	100	33	8	0	0
June 23, 2015	100	26	0	0	0
June 23, 2016	100	12	0	0	0
June 23, 2017	100	0	0	0	0
June 23, 2018	100	0	0	0	0
June 23, 2019	100	0	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	35	0	0	0	0
June 23, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.86	6.62	5.24	4.39	3.69
Weighted Average Life to Optional Redemption (in years)	26.86	6.60	5.21	4.37	3.68

Percent of the Initial Note Principal Balance
at the Respective Percentages of the Prepayment Model

	Class M-8
Payment Date	0%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100
June 23, 2007	100	100	100	100	100
June 23, 2008	100	100	100	100	100
June 23, 2009	100	100	100	100	100
June 23, 2010	100	81	63	48	21
June 23, 2011	100	65	47	30	0
June 23, 2012	100	52	35	0	0
June 23, 2013	100	41	8	0	0
June 23, 2014	100	28	0	0	0
June 23, 2015	100	8	0	0	0
June 23, 2016	100	0	0	0	0
June 23, 2017	100	0	0	0	0
June 23, 2018	100	0	0	0	0
June 23, 2019	100	0	0	0	0
June 23, 2020	100	0	0	0	0
June 23, 2021	100	0	0	0	0
June 23, 2022	100	0	0	0	0
June 23, 2023	100	0	0	0	0
June 23, 2024	100	0	0	0	0
June 23, 2025	100	0	0	0	0
June 23, 2026	100	0	0	0	0
June 23, 2027	100	0	0	0	0
June 23, 2028	100	0	0	0	0
June 23, 2029	100	0	0	0	0
June 23, 2030	92	0	0	0	0
June 23, 2031	80	0	0	0	0
June 23, 2032	66	0	0	0	0
June 23, 2033	51	0	0	0	0
June 23, 2034	34	0	0	0	0
June 23, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	26.75	6.27	4.96	4.17	3.49
Weighted Average Life to Optional Redemption (in years)	26.75	6.27	4.96	4.17	3.49

LEGAL PROCEEDINGS

There are no legal proceedings against the Seller, the Sponsor, the Countrywide Home Loans, the Depositor, the Indenture Trustee, the Issuing Entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the noteholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

AFFILIATIONS AND RELATED TRANSACTIONS

The Depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation The Master Servicer is a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide Home Loans, Inc. is direct wholly owned subsidiary of Countrywide Financial Corporation.

The Seller is a wholly owned subsidiary of the Sponsor.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Issuing Entity and (b) any of the Master Servicer, the Indenture Trustee, the Owner Trustee, any Originator of the mortgage loans or the Swap Counterparty.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

On the Closing Date the Issuing Entity will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the Closing Date 100% of the Owner Trust Certificates, Class B-1 and Class C Notes will be acquired by GSC Capital Corp. directly or indirectly through one or more qualified REIT subsidiaries thereof or one or more entities disregarded as entities separate from GSC Capital Corp. or its qualified REIT subsidiaries. On the Closing Date, GSC Capital Corp. will represent that (i) it will file with its federal income tax return for its taxable year ending December 31, 2005 an election to be a REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT, (iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, (iv) as of the Closing Date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from GSC Capital Corp. or a qualified REIT subsidiary thereof, 100% of the Owner Trust Certificates and the Class B-1 and Class C Notes, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of GSC Capital Corp. or as an entity disregarded as an entity separate from GSC Capital Corp. or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the Notes is outstanding or (b) the date on which GSC Capital Corp. has transferred in a single transaction 100% of the Owner Trust Certificates and the Class B-1 and Class C Notes (other than Class of Notes with respect to which a “will be debt” opinion has been rendered to the Issuing Entity by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the Indenture and the Trust Agreement). For purposes of this discussion, and in rendering the opinions discussed in this prospectus supplement, Thacher Proffitt & Wood llp has not independently verified the qualification of GSC Capital Corp. as a REIT or the qualification of any entity as a qualified REIT subsidiary or an entity disregarded as an entity separate from a REIT or a qualified REIT subsidiary, but instead has relied solely upon foregoing representations made by GSC Capital Corp.

In the opinion of Thacher Proffitt & Wood LLP, based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, and based in part on the facts set forth in this prospectus supplement and additional information and representations, for federal income tax purposes, (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a single Noteholder of 100% of the Equity Securities) and not as representing ownership interests in the trust or equity interests in the Issuing Entity, and (ii) despite the fact that the Issuer will be classified as a taxable mortgage pool, the Issuer as of the date hereof is not and subsequently will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned QRSs, a 100% ownership interest in the Equity Securities. Under the Indenture, the Issuing Entity, the Indenture Trustee and the Noteholders will agree to treat the Offered Notes (other than Notes held by a Noteholder which is classified for federal income tax purposes as a REIT and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the Equity Securities) as indebtedness for federal, state and local income and franchise tax purposes.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the Issuing Entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the Issuing Entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the Issuing Entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the Trust Agreement and the Indenture, no transfer of the Owner Trust Certificates or the Class B-1 or Class C Notes (other than any Class of Notes with respect to which a “will be debt” opinion has been rendered to the Issuing Entity by nationally recognized tax counsel) will be permitted, except that (i) 100% of such Owner Trust Certificates and the Class B-1 and Class C Notes may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) such Owner Trust Certificates and the Class B-1 and Class C Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes, and such Owner Trust Certificates and the Class B-1 and Class C Notes may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness. For the avoidance of doubt, any Class B-1 or Class C Notes with respect to which a “will be debt” opinion has been rendered to the Issuing Entity by nationally recognized tax counsel will not be subject to the foregoing transfer restrictions.

Except as noted below, the remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes and that a TMP Trigger Event does not occur.

The Offered Notes will not be treated as having been issued with “original issue discount”. See “Federal Income Tax Consequences” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as these notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with, or issued with a different amount of, original issue discount, as applicable, or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such notes.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the Offered Notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the base prospectus for a discussion of the application of federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of the Issuing Entity being taxed as a corporation, the Trust Agreement and the Indenture will provide that, upon the occurrence of a TMP Trigger Event, the Master Servicer, on behalf of the Indenture Trustee, will undertake certain steps, including the following: the Master Servicer will sell from the Issuing Entity any REO property at its fair market value, and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the Issuing Entity any loan that is then 60 or more days delinquent. See “The REMIC Class A Notes and REMIC Class M Notes” in this prospectus supplement. The Indenture Trustee will cause certain of the remaining assets of the Issuing Entity to be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates (the “REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates”) which will be issued by the Underlying REMIC Trust; the Indenture Trustee will cause the Issuing Entity to make a REMIC election with respect to the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates (the “Trust REMIC”) and to issue the REMIC Class A Notes and REMIC Class M Notes secured by those REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates (which REMIC Class A Notes and REMIC Class M Notes would represent ownership of REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates in the Trust REMIC); and the REMIC Class A Notes and REMIC Class M Notes will be transferred to holders of Offered Notes in exchange for their Offered Notes. The Trust Agreement and the Indenture will provide that tax counsel to the Issuing Entity deliver a REMIC opinion upon issuance of the REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates and REMIC Class A Notes and REMIC Class M Notes.

Each REMIC Class A Note and REMIC Class M Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right (i) to receive payments in respect of basis risk shortfalls and (ii) the obligation to make payments to the swap account. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Class A Note and REMIC Class M Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange of an Offered Notes for a REMIC Class A Note or a REMIC Class M Note will be subject to the “wash sale” rules of Code Section 1091 which may disallow recognition of a loss on the exchange. Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Notes for a REMIC Class A Note or a REMIC Class M Note.

Each beneficial owner of a REMIC Class A Note and REMIC Class M Note will be required to allocate its basis in the REMIC Class A Note and REMIC Class M Note between its undivided interest in the REMIC regular interest and its undivided interest in the contractual right to receive payments in respect of basis risk shortfalls in accordance with the relative fair market values of each property right. The original issue discount regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the contractual right to receive payments in respect of basis risk shortfalls may have more than a de minimis value.

All Offered Noteholders are advised to see “Federal Income Tax Consequences” in the base prospectus for a discussion of the anticipated federal income tax consequences relating to the purchase, ownership and disposition of REMIC regular interests.

For federal income tax purposes, the Trust REMIC intends to treat amounts paid in respect of basis risk shortfalls as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). It is possible that the contractual right to receive payments in respect of basis risk shortfalls could be treated as a partnership among the holders of the REMIC Class A Notes and REMIC Class M Notes and holders of REMIC Class A Underlying Certificates and REMIC Class M Underlying Certificates issued by the Underlying REMIC Trust, in which case holders of such securities potentially would be subject to different timing of income and foreign holders of such securities could be subject to withholding in respect of payments in respect of basis risk shortfalls. Holders of the REMIC Class A Notes and REMIC Class M Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such notes. Holders of the REMIC Class A Notes and REMIC Class M Notes will be unable to use the integration method provided for under Treasury regulations section 1.1275-6 to treat the REMIC regular interest component of the REMIC Class A Notes and REMIC Class M Notes and the contractual right to receive payments in respect of basis risk shortfalls as combined securities. If the Trust REMIC’s treatment of payments of the basis risk shortfalls is respected, ownership of the right to receive payments in respect of basis risk shortfalls will entitle the owner to amortize the basis allocated to such right under the Notional Principal Contract Regulations.

Upon the sale or exchange of a REMIC Class A Note and REMIC Class M Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of basis risk shortfalls would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Class A Note and REMIC Class M Note will have gain or loss from such a termination equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount allocated (or deemed to be allocated) to the contractual right to receive payments in respect of basis risk shortfalls. Gain or loss realized upon the termination of the contractual right generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

The contractual right of each REMIC Class A Note and REMIC Class M Note to receive payments in respect of basis risk shortfalls and the obligation to make payments to the swap account will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the REMIC Class A Notes and REMIC Class M Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Prospective investors in the Offered Notes should see “Material Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuing Entity and purchasers of the Offered Notes.

OTHER TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements described in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as “Plans”).

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan’s assets, (referred to as “Plan Assets”) and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing plan. If the Mortgage Loans and other assets included in the Issuing Entity were to constitute Plan Assets of the Issuing Entity, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a plan “fiduciary,” and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Issuing Entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in “prohibited transactions” under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

Some transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Offered Notes if the Mortgage Loans and other assets included in the Issuing Entity are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) (“Plan Assets Regulation”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a Issuing Entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Assets Regulation, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the Mortgage Loans and other assets included in the Issuing Entity). The term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Because the Depositor, the Owner Trustee, the Indenture Trustee, a holder of a Owner Trust Certificate or any of their respective affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code unless an exemption were available. Whether or not the Mortgage Loans and other assets of the Issuing Entity were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Depositor, the Owner Trustee, the Indenture Trustee, the Initial Purchaser, a holder of an Owner Trust Certificate or any of their respective affiliates is a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class and regulatory exemptions which exempt certain transactions if the conditions are met. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

Although there is no authority directly on point, the Issuer believes that, at the date of this prospectus supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Issuer also believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Notes, the subsequent transfer of such Notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to affect such transfer, is restricted. A prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets of a Plan to effect such transfer, is required to provide written confirmation (or in the case of any Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, and agrees to so treat such Notes and that the acquisition and holding of such Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the Offered Notes, a prospective purchaser or transferee may instead provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Owner Trustee or the Initial Purchaser which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee or the Owner Trustee to any obligation in addition to those undertaken in the Indenture.

Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

The sale of the Offered Notes to a plan is in no respect a representation by the Depositor or the Indenture Trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, Countrywide Home Loans and the Master Servicer) and Greenwich Capital Markets, Inc. (together, the “Underwriters”), the Depositor has agreed to sell the Offered Notes (the “Underwritten Notes”) to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Note Principal Balance of each class of Underwritten Notes set forth under its name below.

Class	Countrywide Securities Corporation	Greenwich Capital Markets, Inc.

Class A-1	$431,148,000	$22,692,000
Class A-2	$47,904,700	$2,521,300
Class M-1	$7,722,550	$406,450
Class M-2	$6,177,850	$325,150
Class M-3	$3,860,800	$203,200
Class M-4	$2,574,500	$135,500
Class M-5	$2,574,500	$135,500
Class M-6	$2,574,500	$135,500
Class M-7	$2,574,500	$135,500
Class M-8	$2,574,500	$135,500

The Depositor has been advised by the Underwriters that it intends to make a market in the Classes of Offered Notes purchased by it but neither Underwriter has an obligation to do so. There can be no assurance that a secondary market for the Offered Notes (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

Until the distribution of the Offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

USE  OF PROCEEDS

It is expected that the proceeds to the Depositor from the sale of the Underwritten Notes will be approximately $535,170,720, before deducting issuance expenses payable by the Depositor, estimated to be approximately $640,000. The Depositor will apply the net proceeds of the sale of the Offered Notes against the purchase price of the Mortgage Loans on the Closing Date.

LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood llp, New York, New York. Certain legal matters will be passed upon for the Sponsor and the Seller by Kirkpatrick & Lockhart Nicholson Graham LLP and Paul, Hastings, Janofsky & Walker, LLP.

RATINGS

It is a condition of the issuance of the Offered Notes that each class of Offered Notes set forth below be assigned the ratings at least as high as those designated below by Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc.(“Fitch”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and collectively with Moody’s and Fitch, the “Rating Agencies”).

Class	Moody’s Rating	Fitch Rating	S&P’s Rating
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa2	AA+	AA
M-3	Aa3	AA	AA-
M-4	A1	AA-	A+
M-5	A2	A+	A
M-6	A3	A	A-
M-7	Baa1	A-	BBB+
M-8	Baa2	BBB+	BBB

The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Notes in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Notes.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Notes by any rating agency other than Moody’s, Fitch and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

Mortgage Loan Programs for the Statistical Calculation Pool
Mortgage Loans

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3/27 LIB6M 40/30 Balloon	$2,484,673	8	0.46%	$310,584	6.880%	357	701	77.2%
5/25 LIB6M 40/30 Balloon	435,480	2	0.08	217,740	6.626	358	783	60.2
30Y CMT1Y	47,272,369	102	8.72	463,455	5.862	358	741	74.1
5/1 CMT1Y - IO	1,264,200	4	0.23	316,050	6.273	359	746	75.9
30Y LIB1M	177,329	1	0.03	177,329	7.375	358	756	80.0
30Y LIB1M - IO	3,533,909	9	0.65	392,657	6.779	357	726	68.6
30Y LIB6M	10,049,470	21	1.85	478,546	5.572	358	726	76.4
30Y LIB6M - IO	260,000	1	0.05	260,000	7.000	358	746	80.0
2/28 LIB6M	20,418,905	83	3.77	246,011	7.056	358	702	78.4
2/28 LIB6M - IO	104,265,797	358	19.24	291,245	6.897	358	686	79.2
3/27 LIB6M	6,464,908	28	1.19	230,890	6.874	358	720	78.3
3/27 LIB6M - IO	100,438,993	275	18.53	365,233	6.747	358	711	77.7
5/25 LIB6M	12,633,843	52	2.33	242,959	7.312	358	705	72.1
5/25 LIB6M - IO	141,342,413	484	26.08	292,030	7.181	358	715	73.7
30Y LIB12M	4,615,327	15	0.85	307,688	5.703	357	726	76.6
30Y LIB12M - IO	16,473,746	32	3.04	514,805	6.500	358	715	73.8
2/1 LIB12M	2,126,513	6	0.39	354,419	6.089	357	710	66.0
3/1 LIB12M	1,117,920	1	0.21	1,117,920	6.375	358	777	70.0
5/1 LIB12M	10,447,527	27	1.93	386,945	6.356	355	725	73.1
5/1 LIB12M - IO	56,106,728	118	10.35	475,481	6.332	359	737	76.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Current Mortgage Loan Principal Balances for the Statistical Calculation Pool
Mortgage Loans *

Range of Current Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$100,000.01 - $150,000.00	$12,982,900	100	2.40%	$129,829	7.092%	358	712	72.4%
$150,000.01 - $200,000.00	51,368,478	295	9.48	174,130	6.952	358	712	74.9
$200,000.01 - $250,000.00	64,027,154	285	11.81	224,657	6.927	358	707	75.9
$250,000.01 - $300,000.00	60,340,237	219	11.13	275,526	6.913	358	705	76.2
$300,000.01 - $350,000.00	49,334,378	152	9.10	324,568	6.864	358	706	77.6
$350,000.01 - $400,000.00	51,216,052	136	9.45	376,589	6.783	358	705	76.4
$400,000.01 - $450,000.00	43,359,277	102	8.00	425,091	6.782	358	712	76.4
$450,000.01 - $500,000.00	38,996,312	82	7.20	475,565	6.659	358	718	76.2
$500,000.01 - $550,000.00	31,303,673	60	5.78	521,728	6.517	358	717	78.4
$550,000.01 - $600,000.00	33,929,432	59	6.26	575,075	6.630	358	719	77.8
$600,000.01 - $650,000.00	30,203,481	48	5.57	629,239	6.408	358	715	75.7
$650,000.01 - $700,000.00	14,928,222	22	2.75	678,556	6.655	358	729	75.9
$700,000.01 - $750,000.00	7,274,108	10	1.34	727,411	6.539	358	723	77.4
$750,000.01 - $1,000,000.00	46,819,948	52	8.64	900,384	6.385	358	731	72.5
$1,000,000.01 - $1,500,000.00	5,846,398	5	1.08	1,169,280	6.498	356	744	73.6
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
____________
*	The average current principal balance of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately $333,085.

Original Mortgage Loan Principal Balances for the Statistical Calculation Pool
Mortgage Loans *

Range of Original Mortgage Loan Principal Balance	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$100,000.01 - $150,000.00	$14,250,474	100	2.63%	$142,505	6.985%	357	716	73.0%
$150,000.01 - $200,000.00	51,482,959	296	9.50	173,929	6.953	358	712	74.9
$200,000.01 - $250,000.00	64,027,154	285	11.81	224,657	6.927	358	707	75.9
$250,000.01 - $300,000.00	60,340,237	219	11.13	275,526	6.913	358	705	76.2
$300,000.01 - $350,000.00	49,334,378	152	9.10	324,568	6.864	358	706	77.6
$350,000.01 - $400,000.00	51,216,052	136	9.45	376,589	6.783	358	705	76.4
$400,000.01 - $450,000.00	42,953,176	101	7.93	425,279	6.798	358	712	76.3
$450,000.01 - $500,000.00	38,498,968	81	7.10	475,296	6.662	358	717	76.4
$500,000.01 - $550,000.00	31,303,673	60	5.78	521,728	6.517	358	717	78.4
$550,000.01 - $600,000.00	33,929,432	59	6.26	575,075	6.630	358	719	77.8
$600,000.01 - $650,000.00	30,609,582	49	5.65	624,685	6.391	358	714	75.8
$650,000.01 - $700,000.00	14,928,222	22	2.75	678,556	6.655	358	729	75.9
$700,000.01 - $750,000.00	7,274,108	10	1.34	727,411	6.539	358	723	77.4
$750,000.01 - $1,000,000.00	47,317,292	53	8.73	892,779	6.385	358	732	72.4
$1,000,000.01 - $1,500,000.00	4,464,343	4	0.82	1,116,086	6.652	357	739	71.6
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
____________
*	The average original principal balance of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately $332,954.

Mortgage Rates for the Statistical Calculation Pool
Mortgage Loans*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.500	$24,749,778	56	4.57%	$441,960	5.355%	358	730	74.7%
5.501 - 6.000	72,407,561	164	13.36	441,510	5.827	358	728	75.3
6.001 - 6.500	124,540,919	340	22.98	366,297	6.350	358	721	76.8
6.501 - 7.000	142,306,922	465	26.26	306,036	6.803	358	710	76.2
7.001 - 7.500	102,023,317	345	18.83	295,720	7.317	358	704	75.7
7.501 - 8.000	65,809,303	225	12.14	292,486	7.777	358	702	75.4
8.001 - 8.500	8,154,927	27	1.50	302,034	8.237	358	686	77.9
8.501 - 9.000	1,937,322	5	0.36	387,464	8.791	358	669	78.3
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
____________
*	The weighted average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 6.746% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool
Mortgage Loans*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
360	$19,041,379	51	3.51%	$373,360	6.496%	360	717	74.5%
359	152,039,394	425	28.06	357,740	6.615	359	712	76.3
358	342,021,624	1,072	63.11	319,050	6.835	358	712	76.1
357	13,482,916	41	2.49	328,852	6.504	357	725	74.0
356	5,244,285	13	0.97	403,407	6.836	356	730	68.7
355	1,627,229	6	0.30	271,205	6.929	355	686	73.5
354	2,738,449	8	0.51	342,306	6.938	354	722	75.3
353	999,999	1	0.18	999,999	7.500	353	732	69.0
351	2,215,807	4	0.41	553,952	6.029	351	753	80.3
350	1,638,799	3	0.30	546,266	5.486	350	703	69.9
346	756,726	2	0.14	378,363	5.912	346	693	80.0
343	123,446	1	0.02	123,446	6.125	343	695	80.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
____________
*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 358 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool
Mortgage Loans*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50.00	$8,238,477	27	1.52%	$305,129	6.617%	358	733	41.4%
50.01 - 55.00	3,108,868	11	0.57	282,624	6.204	358	745	53.2
55.01 - 60.00	11,186,473	29	2.06	385,740	6.399	359	722	58.2
60.01 - 65.00	11,753,936	31	2.17	379,159	6.414	357	719	63.8
65.01 - 70.00	105,188,413	366	19.41	287,400	6.989	358	717	69.5
70.01 - 75.00	46,087,245	104	8.50	443,147	6.797	358	722	74.1
75.01 - 80.00	347,362,016	1,031	64.10	336,918	6.700	358	710	79.8
80.01 - 85.00	3,282,517	11	0.61	298,411	6.622	358	672	84.4
85.01 - 90.00	5,034,733	14	0.93	359,624	6.519	358	683	89.2
90.01 - 95.00	687,372	3	0.13	229,124	6.977	356	742	95.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
__________
*	The weighted average original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 75.96%.

State Distribution for the Statistical Calculation Pool
Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	$104,589	1	0.02%	$104,589	6.125%	356	768	60.0%
Arkansas	280,000	1	0.05	280,000	7.625	358	699	70.0
Arizona	35,618,794	139	6.57	256,250	7.042	358	712	73.5
California	266,686,408	674	49.21	395,677	6.656	358	710	76.9
Colorado	15,122,284	41	2.79	368,836	6.733	358	723	75.5
Connecticut	2,185,125	7	0.40	312,161	7.163	358	709	73.1
District of Columbia	1,827,323	5	0.34	365,465	6.863	358	689	71.3
Delaware	561,213	3	0.10	187,071	6.296	358	689	77.0
Florida	31,949,119	121	5.90	264,042	6.836	358	723	74.9
Georgia	3,882,486	10	0.72	388,249	6.922	358	752	74.3
Hawaii	4,387,627	8	0.81	548,453	6.084	358	731	73.4
Iowa	422,400	1	0.08	422,400	7.590	359	647	80.0
Idaho	489,108	3	0.09	163,036	6.907	359	757	77.0
Illinois	17,952,023	67	3.31	267,941	7.063	358	705	73.2
Indiana	791,569	4	0.15	197,892	6.629	359	756	79.7
Kansas	997,750	4	0.18	249,438	6.255	359	694	79.2
Louisiana	206,213	1	0.04	206,213	6.490	359	685	80.0
Massachusetts	9,951,924	30	1.84	331,731	6.891	357	727	70.9
Maryland	16,259,923	57	3.00	285,262	6.957	358	696	79.1
Michigan	3,010,832	14	0.56	215,059	6.969	358	710	75.3
Minnesota	2,910,713	13	0.54	223,901	6.553	358	707	77.3
Missouri	2,918,172	7	0.54	416,882	6.569	355	723	77.4
Montana	857,500	1	0.16	857,500	7.125	358	754	70.0
North Carolina	3,256,291	11	0.60	296,026	6.659	358	728	70.0
New Hampshire	422,400	1	0.08	422,400	6.375	359	668	80.0
New Jersey	18,311,493	54	3.38	339,102	6.690	358	717	75.5
New Mexico	376,460	2	0.07	188,230	7.592	358	706	72.7
Nevada	21,915,255	79	4.04	277,408	6.873	359	716	75.4
New York	10,171,675	27	1.88	376,729	6.985	358	705	76.9
Ohio	1,358,792	8	0.25	169,849	6.605	358	703	73.4
Oregon	10,452,665	40	1.93	261,317	6.647	359	731	74.1
Pennsylvania	2,461,673	9	0.45	273,519	6.505	358	692	78.3
Rhode Island	1,970,473	6	0.36	328,412	6.737	358	715	69.8
South Carolina	3,342,969	15	0.62	222,865	6.435	358	743	76.0
Tennessee	101,415	1	0.02	101,415	6.875	359	699	70.0
Texas	3,732,625	12	0.69	311,052	7.003	356	727	76.3
Utah	3,291,211	12	0.61	274,268	6.574	359	724	67.5
Virginia	15,107,002	50	2.79	302,140	6.932	358	714	77.6
Washington	24,228,783	80	4.47	302,860	6.680	358	718	76.1
Wisconsin	1,356,225	5	0.25	271,245	5.914	358	686	76.2
West Virginia	699,549	3	0.13	233,183	6.701	358	700	77.3
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool
Mortgage Loans*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
641 - 660	$41,996,649	142	7.75%	$295,751	7.043%	358	650	78.0%
661 - 680	94,093,441	307	17.36	306,493	6.935	358	670	76.7
681 - 700	101,786,087	321	18.78	317,091	6.833	358	690	76.0
701 - 720	82,297,632	230	15.19	357,816	6.704	358	710	76.7
721 - 740	70,655,367	204	13.04	346,350	6.660	358	729	75.6
741 - 760	66,299,786	179	12.23	370,390	6.660	358	751	75.4
761 - 780	48,001,263	143	8.86	335,673	6.432	358	770	74.4
781 - 800	25,346,629	67	4.68	378,308	6.544	358	788	72.9
801 - 820	11,453,196	34	2.11	336,859	6.419	358	806	75.5
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
______________________
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*  The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 713.

Gross Margins for the Statistical Calculation Pool
Mortgage Loans*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.001 - 2.000	$11,750,845	26	2.17%	$451,956	5.755%	358	727	76.9%
2.001 - 3.000	405,118,729	1,161	74.75	348,939	6.735	358	721	75.1
3.001 - 4.000	8,845,397	25	1.63	353,816	6.422	359	717	73.0
4.001 - 5.000	19,926,533	66	3.68	301,917	6.427	358	693	77.4
5.001 - 6.000	55,532,909	201	10.25	276,283	6.612	358	685	79.3
6.001 - 7.000	37,213,769	136	6.87	273,631	7.478	358	681	79.6
7.001 - 8.000	3,541,867	12	0.65	295,156	8.367	358	675	79.4
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
_____________
*  The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 3.150%.

Next Adjustment Date for the Statistical Calculation Pool
Mortgage Loans*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
July 2006	$3,711,238	10	0.68%	$371,124	6.808%	357	727	69.2%
September 2006	1,410,222	3	0.26	470,074	5.993	357	748	73.2
October 2006	7,191,777	15	1.33	479,452	5.561	358	725	76.3
November 2006	1,707,470	4	0.32	426,868	5.489	359	716	80.0
December 2006	596,490	2	0.11	298,245	6.105	354	713	71.2
February 2007	889,898	3	0.16	296,633	5.961	356	750	83.1
March 2007	3,604,756	10	0.67	360,476	5.519	357	724	74.2
April 2007	35,725,783	79	6.59	452,225	6.045	358	729	75.0
May 2007	27,544,516	55	5.08	500,809	6.015	359	740	73.0
September 2007	183,530	1	0.03	183,530	6.190	351	744	90.0
December 2007	309,700	1	0.06	309,700	6.875	354	725	95.0
January 2008	126,675	1	0.02	126,675	7.375	355	672	75.0
February 2008	815,995	2	0.15	407,998	6.678	356	726	66.4
March 2008	2,332,683	8	0.43	291,585	7.043	357	705	78.1
April 2008	75,769,499	266	13.98	284,848	6.891	358	693	78.6
May 2008	47,046,732	167	8.68	281,717	6.934	359	680	79.3
June 2008	226,400	1	0.04	226,400	7.650	360	663	80.0
December 2008	315,784	2	0.06	157,892	6.676	354	739	75.7
January 2009	1,056,554	3	0.19	352,185	6.811	355	672	72.9
February 2009	1,533,804	5	0.28	306,761	6.979	356	682	79.4
March 2009	1,429,515	6	0.26	238,253	6.731	357	725	79.1
April 2009	94,201,561	259	17.38	363,713	6.728	358	714	77.9
May 2009	11,969,276	37	2.21	323,494	6.927	359	699	75.8
January 2010	123,446	1	0.02	123,446	6.125	343	695	80.0
April 2010	756,726	2	0.14	378,363	5.912	346	693	80.0
August 2010	1,638,799	3	0.30	546,266	5.486	350	703	69.9
September 2010	2,032,277	3	0.38	677,426	6.015	351	754	79.5
December 2010	1,516,474	3	0.28	505,491	7.333	354	722	72.7
January 2011	444,000	2	0.08	222,000	7.081	355	726	74.7
February 2011	2,004,588	3	0.37	668,196	7.179	356	760	54.9
March 2011	5,488,340	18	1.01	304,908	7.008	357	721	71.9
April 2011	130,126,859	461	24.01	282,271	7.172	358	717	73.8
May 2011	59,283,705	141	10.94	420,452	6.597	359	729	75.4
June 2011	18,814,979	50	3.47	376,300	6.482	360	718	74.5
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
______________
*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date is 37 months.

Maximum Mortgage Rates for the Statistical Calculation Pool
Mortgage Loans*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.001 - 11.000	$23,908,384	43	4.41%	$556,009	5.841%	358	735	76.8%
11.001 - 12.000	164,022,047	438	30.27	374,480	6.196	358	728	74.5
12.001 - 13.000	267,696,298	865	49.40	309,475	6.906	358	709	76.1
13.001 - 14.000	79,691,637	259	14.71	307,690	7.480	358	694	77.8
14.001 - 15.000	6,417,284	21	1.18	305,585	8.338	358	682	79.4
15.001 - 16.000	194,400	1	0.04	194,400	8.250	359	683	80.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
_________________
*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 12.366 % per annum.

Initial Fixed-Rate Period

Initial Fixed Period	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1	$1,493,258	5	0.28%	$298,652	6.745%	358	735	73.0%
3	2,217,979	5	0.41	443,596	6.850	356	723	66.6
6	10,309,470	22	1.90	468,612	5.608	358	727	76.5
12	68,361,443	149	12.61	458,802	6.005	358	733	74.2
24	126,811,215	447	23.40	283,694	6.909	358	689	78.8
36	110,506,494	312	20.39	354,187	6.754	358	712	77.6
60	222,230,192	687	41.01	323,479	6.929	358	721	74.1
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Initial Periodic Rate Cap for the Statistical Calculation Pool
Mortgage Loans*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
N/A	$3,711,238	10	0.68%	$371,124	6.808%	357	727	69.2%
1.000	10,049,470	21	1.85	478,546	5.572	358	726	76.4
2.000	71,608,557	156	13.21	459,029	6.024	358	733	73.9
3.000	133,185,888	472	24.58	282,173	6.908	358	689	78.9
5.000	289,195,623	857	53.36	337,451	6.908	358	718	75.6
6.000	34,179,275	111	6.31	307,921	6.598	358	719	72.6
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
________________
*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 4.067%.

Subsequent Periodic Rate Cap for the Statistical
Calculation Pool Mortgage Loans*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
N/A	$3,711,238	10	0.68%	$371,124	6.808%	357	727	69.2%
1.000	379,522,651	1,251	70.03	303,375	6.960	358	705	76.6
2.000	157,777,560	363	29.11	434,649	6.233	358	732	74.6
5.000	918,602	3	0.17	306,201	6.385	358	719	80.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
________________
* The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 1.291%.

Minimum Mortgage Rates for the Statistical Calculation
Pool Mortgage Loans*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.001 - 2.000	$9,822,298	20	1.81%	$491,115	5.579%	358	728	76.3%
2.001 - 3.000	400,299,237	1,146	73.87	349,301	6.720	358	721	75.1
3.001 - 4.000	9,926,260	28	1.83	354,509	6.620	359	711	73.7
4.001 - 5.000	7,359,212	22	1.36	334,510	7.491	358	696	74.9
5.001 - 6.000	12,567,321	44	2.32	285,621	5.804	358	692	78.8
6.001 - 7.000	56,673,125	205	10.46	276,454	6.598	358	686	79.3
7.001 - 8.000	40,950,554	146	7.56	280,483	7.496	358	683	79.6
8.001 - 9.000	4,332,042	16	0.80	270,753	8.401	359	676	79.3
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%
________________
*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans as of the Cut-off Date was approximately 3.410% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool
Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence (detached)	$328,939,985	963	60.70%	$341,578	6.728%	358	710	76.3%
Planned Unit Development (detached)	112,791,647	313	20.81	360,357	6.681	358	724	75.2
Condominium (low-rise)	79,459,894	294	14.66	270,272	6.816	358	710	76.7
Two- to Four- Family Residence	20,538,714	56	3.79	366,763	7.127	358	718	71.3
Cooperative	199,810	1	0.04	199,810	6.250	359	641	58.8
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans
in Loan Group 1(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	$469,508,809	1,366	86.64%	$343,711	6.727%	358	710	76.6%
Investment Property	40,852,172	162	7.54	252,174	7.052	358	730	70.0
Secondary Residence	31,569,070	99	5.83	318,879	6.629	358	736	74.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans.

Loan Purposes for the Statistical Calculation Pool
Mortgage Loans

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	$374,817,479	1,151	69.16%	$325,645	6.797%	358	717	77.2%
Refinance - Cash Out	109,289,854	322	20.17	339,409	6.736	358	701	72.7
Refinance - Rate/Term	57,822,717	154	10.67	375,472	6.438	358	711	74.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
REDUCED	$291,500,320	848	53.79%	$343,750	6.836%	358	710	76.8%
FULL/ALT	116,148,285	376	21.43	308,905	6.433	358	705	77.9
PREFERRED	47,227,058	94	8.71	502,416	6.106	359	751	75.3
NO RATIO	40,326,515	136	7.44	296,518	7.243	358	707	71.3
NINA	23,777,544	89	4.39	267,163	7.219	358	735	67.5
SISA	22,002,329	82	4.06	268,321	7.192	358	706	73.8
STREAMLINE	600,000	1	0.11	600,000	6.375	359	757	76.9
FULL DOCUMENTATION	348,000	1	0.06	348,000	5.750	358	755	80.0
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Original Prepayment Penalty Term for the Statistical Calculation
Pool Mortgage Loans

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	$357,203,481	1,024	65.91%	$348,832	6.764%	358	721	75.0%
6	2,268,912	9	0.42	252,101	7.779	358	707	76.8
12	35,150,443	86	6.49	408,726	6.350	358	717	76.0
24	91,502,824	331	16.88	276,444	6.821	358	687	79.0
30	178,891	1	0.03	178,891	6.750	358	663	80.0
36	51,957,217	165	9.59	314,892	6.717	358	707	76.7
42	1,114,550	4	0.21	278,638	7.067	358	689	80.0
60	2,553,732	7	0.47	364,819	6.488	359	726	78.2
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1	$3,711,238	10	0.68%	$371,124	6.808%	357	727	69.2%
3	1,410,222	3	0.26	470,074	5.993	357	748	73.2
4	7,191,777	15	1.33	479,452	5.561	358	725	76.3
5	1,707,470	4	0.32	426,868	5.489	359	716	80.0
6	596,490	2	0.11	298,245	6.105	354	713	71.2
8	889,898	3	0.16	296,633	5.961	356	750	83.1
9	3,604,756	10	0.67	360,476	5.519	357	724	74.2
10	35,725,783	79	6.59	452,225	6.045	358	729	75.0
11	27,544,516	55	5.08	500,809	6.015	359	740	73.0
15	183,530	1	0.03	183,530	6.190	351	744	90.0
18	309,700	1	0.06	309,700	6.875	354	725	95.0
19	126,675	1	0.02	126,675	7.375	355	672	75.0
20	815,995	2	0.15	407,998	6.678	356	726	66.4
21	1,550,083	4	0.29	387,521	7.269	357	722	77.2
22	72,484,060	251	13.38	288,781	6.891	358	692	78.6
23	51,114,772	186	9.43	274,811	6.925	359	682	79.2
24	226,400	1	0.04	226,400	7.650	360	663	80.0
30	315,784	2	0.06	157,892	6.676	354	739	75.7
31	1,056,554	3	0.19	352,185	6.811	355	672	72.9
32	1,533,804	5	0.28	306,761	6.979	356	682	79.4
33	1,429,515	6	0.26	238,253	6.731	357	725	79.1
34	93,956,836	258	17.34	364,174	6.729	358	714	77.9
35	12,214,001	38	2.25	321,421	6.919	359	698	75.9
43	123,446	1	0.02	123,446	6.125	343	695	80.0
46	756,726	2	0.14	378,363	5.912	346	693	80.0
50	1,638,799	3	0.30	546,266	5.486	350	703	69.9
51	2,032,277	3	0.38	677,426	6.015	351	754	79.5
54	1,516,474	3	0.28	505,491	7.333	354	722	72.7
55	444,000	2	0.08	222,000	7.081	355	726	74.7
56	2,004,588	3	0.37	668,196	7.179	356	760	54.9
57	5,488,340	18	1.01	304,908	7.008	357	721	71.9
58	130,126,859	461	24.01	282,271	7.172	358	717	73.8
59	59,283,705	141	10.94	420,452	6.597	359	729	75.4
60	18,814,979	50	3.47	376,300	6.482	360	718	74.5
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

Interest Only Period (in months) for the Statistical Calculation Pool Mortgage Loans

Interest Only Period	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	$118,244,264	346	21.82%	$341,746	6.326%	358	725	74.9%
24	900,000	2	0.17	450,000	8.351	358	676	80.0
36	518,750	2	0.10	259,375	7.252	358	685	75.5
60	162,332,583	481	29.95	337,490	6.700	359	703	77.8
120	259,934,453	796	47.96	326,551	6.960	358	714	75.3
Total/Weighted Average	$541,930,050	1,627	100.00%	$333,085	6.746%	358	713	76.0%

ANNEX B

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered GSC Alternative Loan Trust Notes, Series 2006-2, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through note issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through note issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through note issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Note of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5) certain eligible trusts that elect to be taxed as U.S. persons.

INDEX OF DEFINED TERMS

Accrual Period
Adjusted Net Mortgage Rate
Adjusted Replacement Upfront Amount
Adjustment Date
Advance
Alternative Documentation Program
American Home
Applied Realized Loss Amount
Available Funds Rate
Beneficial Owner
Book-Entry Notes
Business Day
Certificate Registrar
Class A Principal Distribution Amount
CLUES Plus Documentation Program
Collateral Value
Collateralization Event
Collection Account
Compensating Interest
Countrywide Financial
Countrywide Home Loans
Countrywide Servicing
Cumulative Loss Trigger Event
Current Interest
Cut-off Date
Cut-off Date Pool Principal Balance
Cut-off Date Principal Balance
Debt-to-Income
Definitive Note
Delay Delivery Mortgage Loans
Deleted Mortgage Loan
Delinquency Notice
Delinquency Trigger Event
Depositor
Detailed Description
Determination Date
DTC
Due Dates
Due Period
Equity Securities
ERISA
Euroclear
Excess Cashflow
Excess Overcollateralization Amount
Excess Proceeds
Exchange Act
Expense Fee
Expense Fee Rate
Extra Principal Distribution Amount
Fair Value Price
Final Recovery Determination
Fitch
Full Documentation Program
Global Securities
Gross Margin
Hybrid Mortgage Loans
Indenture
Indenture Default
Indenture Trustee
Indenture Trustee Fee
Indenture Trustee Fee Rate
Indenture Trustee’s Mortgage File
Initial Periodic Rate Cap
Initial Target Subordination Percentage
Insurance Proceeds
Interest Carry Forward Amount
Interest Determination Date
Interest Funds
Interest Remittance Amount
Interest-Only Mortgage Loans
IRS
Issuing Entity
Lender-Paid PMI Fee
LIBOR Business Day
Liquidation Proceeds
Loan-to-Value Ratio
Lock-Up
Master Servicer
Master Servicer Advance Date
Maturity Date
Maximum Mortgage Rate
Maximum Note Rate
Minimum Mortgage Rate
Modeling Assumptions
Moody’s
Mortgage Index
Mortgage Loans
Mortgage Note
Mortgage Notes
Mortgage Pool
Mortgage Rate
Mortgaged Properties
Net Mortgage Rate
Net Rate Cap
Net Rate Carryover
Net Swap Payment
No Income/No Asset Documentation Program
Note Margin
Note Owners
Note Principal Balance
Note Rate
Notes
Notional Principal Contract Regulations
OC Floor
OID Regulations
One-Month LIBOR
Optional Termination Date
Originator
Overcollateralization
Overcollateralization Deficiency Amount
Overcollateralization Reduction Amount
Overcollateralization Target Amount
Overcollateralized Amount
Owner Trustee
Participants
Paying Agent
Payment Account
Payment Account Deposit Date
Payment Date
Percentage Interest
Plan Assets
Plan Assets Regulation
Plans
Preferred Processing Program
Prepayment Interest Excess
Prepayment Interest Shortfall
Prepayment Model
Prepayment Period
Prepayment Vector
Principal Distribution Amount
Principal Remittance Amount
Purchase Price
PV
Rating Agencies
Realized Loss
Record Date
Reduced Documentation Program
Reference Bank Rate
Reference Banks
REMIC Class A Underlying Certificates and REMIC Class M-1 Underlying Certificates
REO Property
Replacement Mortgage Loan
Rolling Delinquency Percentage
S&P
Sale and Servicing Agreement
Scheduled Payments
Securities Act
Seller
Senior Enhancement Percentage
Servicing Advances
Servicing Fee
Servicing Fee Rate
Significance estimate
Significance percentage
Sixty-Day Delinquency Rate
Sponsor
Stated Income/Stated Asset Documentation
Program
Stated Principal Balance
Statistical Calculation Date Pool Principal
Balance
Statistical Calculation Pool
Statistical Calculation Pool Mortgage Loans
Stepdown Date
Stepdown Target Subordination Percentage
Streamlined Documentation Program
Subordinate Class Principal Distribution
Amount
Subordinate Classes
Subordination
Subsequent Periodic Rate Cap
Subsequent Recoveries
Swap Account
Swap Adjustment Rate
Swap Contract
Swap Contract Administration Agreement
Swap Contract Administrator
Swap Contract Notional Balance
Swap Contract Termination Date
Swap Counterparty
Swap Counterparty Ratings Requirement
Swap Counterparty Trigger Event
Swap Termination Payment
TMP Trigger Event
Trigger Event
Trust
Trust Agreement
Trust Fund
Trust REMIC
U.S. Person
Underlying REMIC Trust
Underwriters
Underwritten Notes
Unpaid Realized Loss Amount
Voting Rights

$536,512,000
(Approximate)

CWALT, INC.
Depositor

GSC Capital Corp.
Sponsor

GSC Capital Corp. QRS Delaware Loan Holdings, Inc.
Seller

Countrywide Home Loans Servicing LP
Master Servicer

GSC Capital Corp. Mortgage Trust 2006-2
Issuing Entity

GSC Alternative Loan Trust Notes, Series 2006-2

Prospectus Supplement

Countrywide Securities Corporation	RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the GSC Alternative Loans Trust Notes, Series 2006-2 in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the GSC Alternative Loan Trust Notes, Series 2006-2 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the GSC Alternative Loan Trust Notes, Series 2006-2 will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

June 22, 2006

PROSPECTUS

CWALT, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:
•      first lien mortgage loans secured by one- to four-family residential properties;
•      mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;
•      collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;
•      mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or
•      mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.
_______________
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

March 27, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
Credit Enhancement May Not Be Sufficient To Protect You From Losses
Nature Of Mortgages
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans
Impact Of World Events
You Could Be Adversely Affected By Violations Of Environmental Laws
Ratings Of The Securities Do Not Assure Their Payment
Book-Entry Registration
Secondary Market For The Securities May Not Exist
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The Trust Fund
General
The Loans
Agency Securities
Non-Agency Mortgage-Backed Securities
Substitution of Trust Fund Assets
Available Information
Incorporation of Certain Documents by Reference; Reports Filed with the SEC
Reports to Securityholders
Use of Proceeds
The Depositor
Loan Program
Underwriting Standards
Qualifications of Sellers
Representations by Sellers; Repurchases
Static Pool Data
Description of the Securities
General
Distributions on Securities
Advances
Reports to Securityholders
Categories of Classes of Securities
Indices Applicable to Floating Rate and Inverse Floating Rate Classes
Book-Entry Registration of Securities
Credit Enhancement
General
Subordination
Letter of Credit
Insurance Policies, Surety Bonds and Guaranties
Overcollateralization and Excess Cash Flow
Reserve Accounts
Special Hazard Insurance Policies
Bankruptcy Bonds
Pool Insurance Policies
Financial Instruments
Cross Support
Yield, Maturity and Prepayment Considerations
Prepayments on Loans
Prepayment Effect on Interest
Delays in Realization on Property; Expenses of Realization
Optional Purchase
Prepayment Standards or Models
Yield
The Agreements
Assignment of the Trust Fund Assets
Payments On Loans; Deposits to Security Account
Pre-Funding Account
Investments in Amounts Held in Accounts
Sub-Servicing by Sellers
Collection Procedures
Hazard Insurance
Application of Liquidation Proceeds
Realization Upon Defaulted Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default; Rights Upon Event of Default
Amendment
Termination; Optional Termination
The Trustee
Certain Legal Aspects of the Loans
General
Foreclosure
Environmental Risks
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations On Lenders
Due-On-Sale Clauses
Enforceability of Prepayment and Late Payment Fees
Applicability of Usury Laws
Servicemembers Civil Relief Act
Other Loan Provisions and Lender Requirements
Consumer Protection Laws
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Taxation of the REMIC and Its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interests
Administrative Matters
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
New Reporting Regulations
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
Other Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

_______________

If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or
• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.
If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:
• an overall decline in the residential real estate market in the areas in which they are located,
• a decline in their general condition from the failure of borrowers to maintain their property adequately, and
• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,
• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,
• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.
Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to
• pay for maintenance and other operating expenses of those properties,
• fund capital improvements, and
• service any mortgage loan and any other debt that may be secured by those properties.
Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 105.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

*     Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement” among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences, multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-131630.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “— Available Information.”
Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.
The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.
Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

One or more of each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”
Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal,

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions
Principal Types
Accretion Directed
A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related Classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the Accrual class, which amount will be added as principal to the principal balance of the Accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the three methods described below (which method will be specified in the related prospectus supplement):

Bloomberg Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

LIBO Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments On Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

•
an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Master Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

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any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

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any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

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certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and in the case of notes, 25% of the aggregate percentage interests constituting the class, have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

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a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

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failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

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any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

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reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

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adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

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reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decisionmaking control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;

•
an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as “Debt securities.”

Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security’s total stated redemption price.

Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

The Internal Revenue Service (the “IRS”) issued final regulations in June 1996 (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior periods.

The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset the OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “— Tax Status as a Grantor Trust; General” herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury has issued regulations (the “Final Bond Premium Regulations”) dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of the Holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a security representing a residual interest (a “Residual Interest”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of Noneconomic Residual Interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. Prospective purchasers of a Residual Interest should be aware that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the Holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require the amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. The regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interests that do not have significant value. Under the REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, those “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index to Defined Terms

Accretion Directed
Accrual
Adjustable Rate
Agency Securities
Agreement
AMT
Asset Conservation Act
Available Funds
beneficial owner
Book-Entry Securities
Callable
Capitalized Interest Account
Cash Flow Bond Method
CERCLA
CI
Class Security Balance
Clearstream, Luxembourg
Code
COFI securities
Collateral Value
Companion Class
Component Securities
Contingent Regulations
Cooperative
cooperative loans
cooperatives
Cut-off Date Principal Balance
DBC
Debt securities
Definitive Security
depositor
Detailed Description
Disqualified Organization
DOL
DTC
Eleventh District
ERISA
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
excess servicing
Exchange Act
FHA
FHLBSF
Final Bond Premium Regulations
Financial Intermediary
Fitch
Fixed Rate
Floating Rate
foreign person
Funding Period
Garn-St Germain Act
Improper Knowledge
Indenture
Indirect Participants
Insurance Proceeds
Insured Expenses
Interest Only
Interest Weighted Securities
Inverse Floating Rate
IRS
L/C Bank
L/C Percentage
Liquidation Expenses
Liquidation Proceeds
Loan Rate
Loan-to-Value Ratio
Master Servicing Agreement
Master Servicing Fee
Moody’s
Mortgage
mortgage related security
NAS
National Cost of Funds Index
NCUA
New CI
new partnership
Non-Accelerated Senior
Non-Agency Mortgage-Backed Securities
Noneconomic Residual Interest
Nonresidents
Notional Amount Securities
obligations
Offshore Location
OID
OID Regulations
old partnership
OTS
PACs
Partial Accrual
Participants
Parties in Interest
Pass-Through Securities
Pay-Through Security
Permitted Investments
Plan Assets Regulation
Planned Principal Class
Plans
Policy Statement
Pool Insurance Policy
Pool Insurer
Pooling and Servicing Agreement
Pre-Funded Amount
Pre-Funding Account
Prepayment Assumption
Primary Mortgage Insurance Policy
Prime Rate
Principal Only
Principal Prepayments
Properties
PTCE
Purchase Price
Rating Agency
Ratio Strip Securities
RCRA
Record Date
Reference Bank Rate
Refinance Loan
Regular Interest Securities
Relevant Depositary
Relevant Implementation Date
Relevant Member State
Relief Act
REMIC
Residual Interest
Restricted Group
Retained Interest
Rules
S&P
Sale and Servicing Agreement
Scheduled Principal Class
SEC
secured creditor exemption
Securities Act
Security Account
Security Owners
Security Register
Sellers
Senior Securities
Sequential Pay
Servicing Fee
Short-Term Note
Single Family Properties
SMMEA
Strip
Stripped Securities
Subordinate Securities
Subsequent Loans
Super Senior
Support Class
TACs
Targeted Principal Class
Tax Counsel
Terms and Conditions
Title V
Trust Agreement
Trust Fund Assets
UCC
Underwriter Exemptions
VA
VA Guaranty
Variable Rate
Voting Rights
W-8BEN
Withholding Agent